UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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PLAYTIKA HOLDING CORP.
(Name of Registrant as Specified In Its Charter)

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April 28, 2021
Dear Stockholder:

You are cordially invited to attend our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Pacific Time on June 9, 2021. Due to the public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of the Board, our employees and our stockholders, this year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted via live audio webcast. You can attend the Annual Meeting via the Internet at www.proxydocs.com/PLTK by using the control number that appears on your proxy card (printed in the shaded box), and the instructions that accompanied your proxy materials. You will have the ability to submit questions in advance of and real-time during the Annual Meeting via the meeting website.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.

We look forward to your attendance at our virtual Annual Meeting.

Sincerely,

/s/ Robert Antokol

Robert Antokol
Chief Executive Officer
Chairperson of the Board of Directors

Notice of the 2021
Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Playtika Holding Corp., a Delaware corporation, will be held as follows:

MEETING DATE:	Wednesday, June 9, 2021
MEETING TIME:	9:00 a.m. Pacific Time
VIRTUAL MEETING ACCESS:	www.proxydocs.com/PLTK

RECORD DATE: You may vote if you were a holder of record of shares of our common stock, par value $0.01 per share, at the close of business on April 12, 2021.

ITEMS OF BUSINESS:

1	The election of five director nominees named in the proxy statement accompanying this notice to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify.
2	The ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the year ending December 31, 2021.
3	A non-binding advisory proposal to approve the compensation of our named executive officers as described in the accompanying proxy statement.
4	A non-binding advisory vote to approve the frequency of future non-binding advisory votes by stockholders on the compensation of our named executive officers.
5	The transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

The proxy statement following this notice describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting.

PROXY VOTING: Your vote is important. Whether or not you plan to participate in our Annual Meeting, we urge you to submit your proxy as soon as possible to ensure your shares are represented and voted at our Annual Meeting. You may authorize a proxy to vote your shares by telephone, via the Internet, or – if you have received and/or requested paper copies of our proxy materials by mail – by signing, dating and returning the proxy card in the envelope provided. If you participate in our virtual Annual Meeting, you may, if you wish, vote your shares (or withdraw your proxy) at www.proxydocs.com/PLTK.

You are encouraged to read this Proxy Statement in its entirety before voting or authorizing a proxy to vote on your behalf.

By Order of the Board of Directors,

/s/ Michael Cohen

Michael Cohen
Executive Vice President, General Counsel and Corporate Secretary
April 28, 2021

Proxy Summary

MEETING DATE:	Wednesday, June 9, 2021
MEETING TIME:	9:00 a.m. Pacific Time
VIRTUAL MEETING ACCESS:	www.proxydocs.com/PLTK
RECORD DATE:	April 12, 2021

The Board of Directors (the “Board”) of Playtika Holding Corp., a Delaware corporation (“we”, “us,” “Playtika,” or the “Company”), is soliciting proxies for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and any postponement or adjournment of the Annual Meeting. This Proxy Summary provides an overview of the proposals to be considered and voted on at the Annual Meeting and information contained in the Proxy Statement, but does not contain all of the information that should be considered before voting. We encourage you to read the Proxy Statement in its entirety before voting.

How to Vote
On or about April 28, 2021, we will mail or e‑mail a copy of our Notice of 2021 Annual Meeting of Stockholders, Proxy Statement, proxy card, and 2020 Annual Report (collectively “Proxy Materials”) to our stockholders according to their previously indicated preference. Some of our stockholders will be mailed a Notice of Availability of Proxy Materials, which contains instructions on how to request and receive a paper or e‑mailed copy of our Proxy Materials, and how to view these materials online. We encourage you to vote by telephone, over the Internet or by mail by completing your proxy card, even if you plan to participate in the virtual Annual Meeting. All methods of correspondence will provide stockholders with instructions on how to vote or authorize a proxy to vote using any of the following methods:

By Internet

Authorize a proxy to vote your shares via the website www.proxypush.com/PLTK, which is available 24 hours per day until the start of the Annual Meeting. In order to authorize your proxy, you will need to have available the control number that appears on the voting instructions included in the Proxy Materials that you received. If you authorize your proxy via the Internet, you do not need to return your proxy or voting instruction card.

By Telephone

Authorize a proxy to vote your shares by calling toll-free at 844-311-3915, 24 hours per day until the start of the Annual Meeting. When you call, please have the voting instructions in hand that accompanied the Proxy Materials you received, along with the control number that appears therein. Follow the series of prompts to instruct your proxy how to vote your shares. If you authorize your proxy by telephone, you do not need to return your proxy or voting instruction card.

By Mail

If you received and/or requested via the Notice a printed set of the Proxy Materials (including the Proxy Statement, proxy card, and Annual Report), authorize a proxy to vote your shares by completing, signing, and returning the proxy in the prepaid envelope provided.

Virtual Meeting Access

Vote your shares by logging onto and voting at the virtual Annual Meeting at www.proxydocs.com/PLTK by following the instructions provided to you via email after completing the registration procedures described on the website. Please note that you must register on the website in advance of the Annual Meeting to be able to attend and vote your shares. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as your representative. If you are a beneficial owner of shares, you will need your unique control number, which appears on the instructions that accompanied the Proxy Materials.

Beneficial Stockholders: If your shares of common stock are held by a bank, broker or other holder of record, please follow the instructions you receive from your bank, broker or other holder of record on how to vote your shares of common stock at our Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares online at our Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other holder of record that holds your shares, giving you the right to vote the shares at the Annual Meeting. You must also register at www.proxydocs.com/PLTK in advance of the Annual Meeting to be able to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 9, 2021: This Proxy Statement and our 2020 Annual Report are available in the investors section of our corporate website at www.playtika.com. You can also view these materials at www.proxydocs.com/PLTK. If you would like to request paper copies of the Proxy Statement or our 2020 Annual Report, please follow the instructions provided on the Notice of Availability of Proxy Materials. You are encouraged to access and review all of the information contained in the Proxy Materials before voting.

Virtual Stockholder Meeting

Due to the ongoing public heath impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of our Board, our employees and our stockholders, the Board has decided to hold a completely virtual Annual Meeting this year. The Board believes that the virtual format for the Annual Meeting will provide the opportunity for participation by a broader group of our stockholders, while reducing the costs associated with planning, holding, and arranging logistics for in-person meeting proceedings. The virtual meeting format enables stockholders to participate fully, and equally, from any location around the world, at little to no cost. It also reduces the environmental impact of our Annual Meeting. We designed the format of our Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools.

Date and Time: The Annual Meeting will be held virtually through a live audio webcast on June 9, 2021, at 9:00 a.m. Pacific Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

Access to the Audio Webcast of the Annual Meeting: The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. Online access to the audio webcast will open approximately fifteen minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log in Instructions: To attend the virtual Annual Meeting, log in at www.proxydocs.com/PLTK and register in advance. Following registration, you will receive instructions regarding virtual attendance at the Annual Meeting and how to vote your shares at the Annual Meeting, along with your unique link to attend the Annual Meeting, via email. Stockholders will need their unique control number which appears on the Notice (printed in the shaded box) and the instructions that accompanied the Proxy Materials. If your shares of common stock are held by a bank, broker or other holder of record, and you do not have a control number, please contact your bank, broker or other holder of record as soon as possible, so that you can be provided with a control number and register to gain access to the Annual Meeting.

The Annual Meeting’s Rules of Conduct will be posted on www.proxydocs.com/PLTK approximately two weeks prior to the day of the Annual Meeting.

Technical Assistance: Beginning 30 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call our support team at the toll free number that will be provided to you via email following registration.

Voting shares prior to and at the virtual Annual Meeting: Stockholders may vote their shares at www.proxypush.com/PLTK prior to the start of the virtual Annual Meeting. If your shares of common stock are held by a bank, broker or other holder of record, you may not vote these shares online at our Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other holder of record that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Availability of live webcast to our employees and other constituents: The live audio webcast will be available to not only our stockholders, but also our employees and other constituents.

Proposal Guide

PROPOSAL	PAGE	BOARD VOTE RECOMMENDATION
PROPOSAL 1 – ELECTION OF DIRECTORS The Board believes that the five director nominees named herein contribute the breadth and diversity of knowledge and experience needed for the advancement of our business strategies and objectives.	4	For
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Audit Committee of the Board has appointed Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the independent registered public accounting firm for the year ending December 31, 2021 and requests stockholders to ratify the appointment.	5	For
PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS The Board recommends that stockholders vote to approve the compensation of our named executive officers described in this proxy statement..	6	For
PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES BY STOCKHOLDERS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS The Board recommends that future advisory votes by our stockholders to approve executive compensation occur every one year until the next advisory vote on the frequency of advisory votes by our stockholders to approve executive compensation.	7	One Year

Proposals

Proposal 1 - Election of Directors

The Board currently consists of five directors who we believe contribute the breadth of knowledge and experience necessary for the advancement of our business strategies and objectives. Based on the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated the following current five directors, for re-election at the Annual Meeting, each to serve for a one‑year term expiring at our annual meeting of stockholders in 2022 and until their respective successors have been duly elected and qualify:

Name	Age	Position
Robert Antokol	53	Chief Executive Officer and Chairperson of the Board
Marc Beilinson	62	Director
Tian Lin	41	Director
Wei Liu	53	Director
Bing Yuan	52	Director

Each of the nominees for election currently serves as a director and has consented to serve for a new term if elected. Each nominated director was elected by our stockholders to his or her present term of office. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares of our common stock represented by the proxies will be voted for such other person or persons as may be designated by the Board, unless the Board reduces the number of directors accordingly. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

For more information regarding our nominees, please see the “Board of Directors and Corporate Governance” section of this Proxy Statement beginning on page 8.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2021. Representatives of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement if the representatives desire to do so. The representatives are also expected to be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to appoint Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm, the Board and the Audit Committee believe such ratification to be advisable and in the best interests of the company. Accordingly, stockholders are being requested to ratify, confirm, and approve the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2021. If the stockholders do not ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, the appointment of an independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee has no obligation to change its appointment based on stockholder ratification. If the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, is ratified, the Audit Committee will continue to conduct an ongoing review of its scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, at any time.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, FOR THE YEAR ENDING DECEMBER 31, 2021.

Proposal 3 - Advisory Vote to Approve the Compensation of Our Named Executive Officers (“Say-on-Pay” Proposal)

As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are asking our stockholders to vote, on a non-binding, advisory basis, to approve the compensation paid to our named executive officers, as described in the Compensation Discussion and Analysis and the executive compensation tables narrative that follow (the “Say-on-Pay Proposal”).

As described in further detail under Proposal No. 4 of this Proxy Statement, at the 2021 annual meeting, our stockholders are being asked to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers (the “Frequency Proposal”). Our Board has recommended that our stockholders vote for a frequency of one year. We currently expect our next vote on a say-on-pay proposal (after the vote on this Proposal 3 at the 2021 annual meeting) will be held at our 2022 annual meeting, although our Board may decide to modify this expectation, particularly in light of the results of the Frequency Proposal.

We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.

Because this vote is advisory, it is not binding on us or the Board. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee of the Board (the “Compensation Committee”) will consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL ON A NON-BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020, AS MORE FULLY DISCLOSED IN THIS PROXY STATEMENT.

Proposal 4 - Advisory Approval of the Frequency of Future Advisory Votes by Stockholders on the Compensation of Our Named Executive Officers (“Frequency Proposal”)

As required by Section 14A(a)(1) of the Exchange Act, our stockholders may indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which our stockholders have an opportunity to provide an advisory approval of the compensation of our named executive officers. Stockholders are not being asked to approve or disapprove our Board’s recommendation, but rather vote for a frequency of one, two or three years, or abstain from voting.

We recommend that our stockholders select a frequency of one year, or an annual vote. We believe that this frequency is appropriate because it will continue to enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our Proxy Statement, leading to a more meaningful and coherent communication between the Company and our stockholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our policy of seeking regular input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

This vote is advisory, and therefore not binding on us, the Compensation Committee or the Board. However, we value the opinions of our stockholders and will take into account the outcome of the vote when considering the frequency of submitting to stockholders a resolution to afford stockholders the opportunity to vote on executive compensation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE ON A NON-BINDING ADVISORY BASIS FOR A FREQUENCY OF “ONE YEAR” ON FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Board of Directors and Corporate Governance

Director Nominees

The Board has nominated the following five current directors, identified below, for re-election at the Annual Meeting, each to serve for a one‑year term expiring at our annual meeting of stockholders in 2022, and until their respective successors are duly elected and qualify. The information presented below highlights each director nominee’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion that he or she should serve as a director. We believe that all of our director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Playtika and the Board. We also value the additional perspective that comes from serving on other companies’ boards of directors and board committees. We continue to review the composition of the Board in an effort to assemble a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in various areas.

Robert Antokol co-founded the Playtika business in 2010, with our subsidiary, Playtika Ltd., and has served as its Chief Executive Officer since its founding. Mr. Antokol also served as our Chief Executive Officer since October 2019 and as Chairperson of the Board since June 2020. In these roles, Mr. Antokol has overseen the expansion of our games portfolio, the successful transition to mobile, and an employee base that grew from less than 50 to more than 3,700 employees. In 2011, only 13 months after founding Playtika, he successfully oversaw the sale of Playtika to Caesars Interactive Entertainment, Inc. (“CIE”), and in 2016, Mr. Antokol oversaw the sale of Playtika from CIE to a consortium of investors led by Giant Network Group Co, Ltd. Mr. Antokol also serves on the board of directors of several private companies. Mr. Antokol received his Practical Engineering degree, with an emphasis on Electricity, from Ort Braude College.

We believe Mr. Antokol’s operational expertise, leadership, historical knowledge and the continuity that he brings to the Board as our founder, Chief Executive Officer and Chairperson of the Board qualify him to continue to serve on the Board.

Marc Beilinson has served as a member of the Board since June 2020 and also serves as chairperson of our Audit Committee. Since 2013, he has served as a director of Athene Holding Ltd., a retirement services company, where he also serves as the lead independent director, the chair of its compensation committee and a member of its conflicts committee and legal and regulatory committee. Since August 2011, Mr. Beilinson has been the Managing Partner of Beilinson Advisory Group, a financial restructuring and hospitality advisory group that specializes in assisting distressed companies. Most recently, Mr. Beilinson served as Chief Restructuring Officer of Newbury Common Associates LLC (and certain affiliates) from December 2016 to June 2017. Mr. Beilinson previously served as Chief Restructuring Officer of Fisker Automotive from November 2013 to August 2014 and as Chief Restructuring Officer and Chief Executive Officer of Eagle Hospitality Properties Trust, Inc. from August 2011 to December 2014 and Innkeepers USA Trust from November 2008 to March 2012. Mr. Beilinson currently serves on the boards of directors of Exela Technologies, 24 Holdings II, LLC, Mallinckrodt, LLC, MMR Advisory Holdings, LLC, Rentpath Holdings, Inc. and KB US, Inc, as well as the audit committee of Exela Technologies. Mr. Beilinson has previously served on the boards of directors and/or audit committees of a number of public and privately held companies, including, but not limited to, Westinghouse Electric, CAC, Wyndham International, Inc., Apollo Commercial Real Estate Finance, Inc., Innkeepers USA Trust, Gastar Inc., Acosta, Inc., American Tire, Haggen Stores and Monitronics. Mr. Beilinson has a Bachelor of Arts in political science from the University of California, Los Angeles and a Juris Doctor from the University of California Davis Law School.

We believe Mr. Beilinson’s over thirty years of service on the boards of both public and private companies, and his extensive knowledge of legal and compliance issues, including the Sarbanes-Oxley Act of 2002, qualify him to continue to serve on the Board.

Tian Lin has served as a member of the Board since September 2016. Mr. Lin served as our Chief Executive Officer, President and Chief Financial Officer from September 2016 to October 2019 and as our Secretary from September 2016 to October 2020, although Mr. Lin has never had an operational role within the Company. Mr. Lin has also served on the boards of certain of our subsidiaries since 2016, including Playtika Ltd. Since December 2017, Mr. Lin also served as a managing director of M31 Capital, a multi-strategy investment platform based in China. Mr. Lin has extensive experience in the technology and online gaming industries, having served as the head of investment at Giant Network Group Co., Ltd. since January 2016, leading Giant’s acquisition of Playtika in 2016. Mr. Lin received his bachelor of science degree in computer science from Carnegie Mellon and his M.B.A. from Peking University.

We believe Mr. Lin’s extensive experience in the gaming and technology industries, as well as the continuity that he brings to the Board through his prior roles at Playtika and his service on the board of directors of our subsidiaries, qualify him to continue to serve on the Board.

Wei Liu has served as a member of the Board since June 2020. Since May 2016, Ms. Liu has served as a director of Giant Network Group Co., Ltd., where she has also served as a member of the Nominating Committee and as the General Manager of the company’s routine operations. Ms. Liu also served as the Chief Executive Officer and a director for Giant Interactive Group Inc. from 2006 to 2014. Ms. Liu holds a Bachelor’s degree from Nankai University and a Master’s degree from China Europe International Business School.

We believe Ms. Liu’s experience in the gaming and technology industries as well has her extensive experience of service to the boards of both public and private companies qualifies her to continue to serve on the Board.

Bing Yuan has served as a member of the Board since June 2020 and also serves on the Audit Committee. Since April 2020, Mr. Yuan has served on the board of directors for I-Mab, a clinical stage biopharmaceutical company, where he also serves as a member of the audit committee. Mr. Yuan also currently serves as a director for Haichang Ocean Park Holdings Ltd and PizzaExpress. Additionally, Mr. Yuan is a managing director and the Chief Operating Officer of Hony Capital, responsible for its equity investment operations. Mr. Yuan joined Hony Capital in April 2009 and has served as a managing director of the private equity department since January 2010. Prior to joining Hony Capital, Mr. Yuan served as a managing director of the direct investment department of Morgan Stanley Asia Limited from 2008 to 2009. Mr. Yuan has previously served as a director at other private and public companies, including Biosensors International Group, Ltd. from May 2016 to July 2017 and Hydoo International Holding Ltd. from July 2011 to September 2019. Mr. Yuan received his bachelor’s degree in English from Nanjing University and received his master’s degree in international relations and his Juris Doctor from Yale University.

We believe Mr. Yuan’s extensive experience in corporate finance, investment banking and service on various companies’ boards of directors qualifies him to continue to serve on the Board.

Corporate Governance

Board Composition

We believe the Board should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

The Board is currently composed of five members with no vacancies.

Our amended and restated certificate of incorporation (our “Certificate of Incorporation”) provides that the authorized number of directors may be changed only by resolution of the Board. Until the date on which Playtika Holding UK II Limited and its affiliates cease to beneficially own, in the aggregate, more than 50% in voting power of our stock entitled to vote generally in the election of directors (a “Triggering Event”), the Board shall be elected annually to serve from the time of election and qualification until the next annual meeting following their election or until their earlier death, resignation and removal. In addition, until a Triggering Event, our stockholders will have the right to remove any of our directors with or without cause by a majority vote of the stockholders. Following a Triggering Event, the Board will be divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring, to serve from the time of election and qualification until the third annual meeting following their election or until their earlier death, resignation or removal. In addition, following a Triggering Event, our stockholders will have the right to remove any of our directors only for cause by a majority vote of the stockholders.

Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Following a Triggering Event, any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Playtika Holding UK II Limited beneficially owns shares representing more than 50% of the voting power of our shares eligible to vote in the election of directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the Nasdaq Stock Market (“Nasdaq”). Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of the Board consist of independent directors, (2) that the Board have a compensation committee that is comprised entirely of independent directors and (3) that the Board have a nominating and governance committee that is comprised entirely of independent directors. We do not plan to utilize the exemptions available for controlled companies at this time.

Board Leadership Structure

The Board does not have a policy with respect to whether the role of the Chairperson and the Chief Executive Officer should be separate and, if it is to be separate, whether the Chairperson should be selected from the non-employee directors or be an employee. Mr. Antokol, our Chief Executive Officer, currently serves as Chairperson of the Board. The Board has determined that, like many U.S. companies, this is the appropriate leadership structure for the Company at this time because Mr. Antokol is uniquely positioned to serve as our Chairperson as our Chief Executive Officer with significant industry experience and depth of knowledge about our operations. We do not have a formally designated “lead director.” The Board acknowledges that no single leadership model is right for all companies at all times. As such, the Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

Director Independence

The Board determined that each of Mr. Beilinson, Ms. Liu and Mr. Yuan is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq, representing 60% of our five directors. In making these determinations, the Board reviewed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any transactions involving them described in the section titled “Related Party Transactions.”

Board Meetings and Attendance

The Board met three times during 2020. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board while they were members of the Board, and (ii) the total number of meetings of the committees of the Board on which such directors served during the period he or she served.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, cybersecurity risks, liquidity risks and operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The Audit Committee is also responsible for overseeing the management of risks associated with the independence of the Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through discussions from committee members about such risks. The Board believes its administration of its risk oversight function has not negatively affected the Board’s leadership structure.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our code of business conduct and ethics is available in the investors section of our corporate website at www.playtika.com.

Corporate Governance Guidelines

We adopted corporate governance guidelines that promote the functioning of the Board and its committees and set forth expectations as to how the Board should operate. The guidelines include information about the composition of the Board, orientation and continuing education, director compensation, Board meetings, Board committees, management succession, expectations of directors, and information regarding the performance evaluation of the Board. A current copy of our corporate governance guidelines is available in the investors section of our corporate website at www.playtika.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or one of our employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Anti-Hedging and Anti-Pledging Policies

To ensure proper alignment with our stockholders, we have established policies that prohibit our directors, officers, employees, and their family members from engaging in any transaction that might allow them to realize gains from declines in our securities. Specifically, we prohibit our directors, officers, employees, and their family members from engaging in transactions using derivative securities, short selling our securities, trading in any puts, calls or covered calls, writing purchase or call options and short sales, or otherwise participating in hedging, “stop loss,” or other speculative transactions involving our securities. In addition, margin purchases of our securities and pledging any of our securities as collateral to secure loans is prohibited.

Board Committees

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operate under a written charter that was approved by the Board. A copy of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are available in the investors section of our corporate website at www.playtika.com.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process and assists the Board in monitoring our financial systems. Our Audit Committee is responsible for, among other things:

•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Audit Committee consists of Messrs. Beilinson, Lin and Yuan, with Mr. Beilinson serving as chair. The Board has affirmatively determined that Mr. Beilinson and Mr. Yuan each meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Under applicable Nasdaq listing standards and SEC rules and regulations, we are permitted to phase in our compliance with the audit committee independence requirements as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. Within one year of our listing on Nasdaq, we intend to ensure that all members of our Audit Committee will meet the applicable independence requirements under Nasdaq listing rules and Rule 10A-3 of the Exchange Act.

In addition, the Board has determined that each member of our Audit Committee is financially literate, and that each of Mr. Beilinson and Mr. Yuan is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act.

Our Audit Committee met three times during the fiscal year ended December 31, 2020.

Compensation Committee

Our Compensation Committee oversees our compensation policies, plans and benefits programs. Our Compensation Committee is responsible for, among other things:

•reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting compensation;
•reviewing and setting or making recommendations to the Board regarding the compensation of our other executive officers;
•reviewing and approving or making recommendations to the Board regarding our incentive compensation and equity-based plans and arrangements; and
•appointing and overseeing any compensation consultants.

Our Compensation Committee consists of Mr. Lin, Ms. Liu and Mr. Yuan, with Mr. Lin serving as chair. The Board has affirmatively determined that each of Ms. Liu and Mr. Yuan meets the requirements for independence under the current Nasdaq listing standards and that each is a non-employee director, as defined in Section 16b-3 of the Exchange Act. Under applicable Nasdaq listing standards, we are permitted to phase in our compliance with the Compensation Committee independence as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. Within one year of our listing on Nasdaq, we intend to ensure that each member of the Compensation Committee will meet the applicable requirements for independence under the Nasdaq listing standards.

Our Compensation Committee was formed in connection with our initial public offering in January 2021, and thus did not meet during the fiscal year ended December 31, 2020.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists the Board in reviewing and recommending nominees for election as directors. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;
•recommending to the Board the nominees for election to the Board at annual meetings of our stockholders;
•evaluating the overall effectiveness of the Board; and
•developing and recommending to the Board a set of corporate governance guidelines and principles.

Our Nominating and Corporate Governance Committee consists of Mr. Beilinson, Ms. Liu and Mr. Yuan, with Mr. Yuan serving as chair. The Board has affirmatively determined that each of Mr. Beilinson, Ms. Liu and Mr. Yuan meet the requirements for independence under the current Nasdaq listing standards, and the composition of our Nominating and Corporate Governance Committee meets the applicable requirements under Nasdaq listing standards.

Our Nominating and Corporate Governance Committee was formed in connection with our initial public offering in January 2021, and thus did not meet during the fiscal year ended December 31, 2020.

While the Nominating and Corporate Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the committee strives to compose the Board with a collection of complementary skills and which, as a group, will possess the appropriate skills and experience to effectively oversee the Company’s business. In evaluating a potential candidate for the Board, our Nominating and Corporate Governance Committee takes into account a number of factors, including: personal and professional integrity; ethics and values; experience in corporate management, such as current or past service as an officer of a publicly held company; and a general understanding of marketing, finance, and other elements relevant to the success of a publicly traded company; experience in the Company’s industry; experience as a board member of another publicly held company; academic expertise in an area of the Company’s operations; and practical and mature business judgment, including the ability to make independent analytical inquiries. Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the committee does not have a formal policy regarding the consideration of diversity in identifying director nominees. The Nominating and Corporate Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a stockholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of stockholders. The Nominating and Corporate Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

If the Board determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board or senior management. The Nominating and Corporate Governance Committee may also retain a third-party search firm to identify candidates. The committee also considers recommendations for nominees that are timely submitted by stockholders if such recommendations are delivered in the manner prescribed by the advance notice provisions contained in our bylaws. In addition to satisfying the timing, ownership and other requirements specified in our bylaws, a stockholder’s notice must set forth as to each person whom the stockholder proposes to recommend all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act and our bylaws (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources.

Communications with the Board

Stockholders and other interested parties may communicate with the Chairperson of the Board or with the non-employee directors, as a group, by sending such written communication to our Corporate Secretary at c/o Playtika Ltd., HaChoshlim St 8, Herzliya Pituarch, Israel, Attn: Corporate Secretary.

All appropriate correspondence will be promptly forwarded by the Corporate Secretary to the Chairperson or the relevant directors. The Corporate Secretary may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests.

Director Compensation

The following table sets forth information for the year ended December 31, 2020 regarding the compensation awarded to, earned by or paid to our non-employee directors who served on the Board during 2020. Mr. Antokol, the Chairperson of the Board, who also served as our Chief Executive Officer, during the year ended December 31, 2020, and continues to serve in that capacity, does not receive any additional compensation for his board service and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Antokol is reported below in the “2020 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		All Other Compensation ($)	Total ($)
Marc Beilinson(1)	100,000	(2)	—	100,000
Tian Lin	—		—	—
Wei Liu(1)	—		—	—
Bing Yuan(1)	85,000	(2)	—	85,000
____________

(1)    Messrs. Beilinson and Yuan, and Ms. Liu were appointed to the Board on June 27, 2020.
(2)    Amounts reflect fees paid to Messrs. Beilinson and Yuan pursuant to an annual cash retainer of $150,000 for their service on the board and an additional retainer of $50,000 and $20,000 for their service as chair and member of the Audit Committee, respectively. Mr. Lin and Ms. Liu did not receive any cash compensation for their service on the Board in 2020. No non-employee members of the Board held outstanding awards as of December 31, 2020.

Effective as of January 1, 2021, (i) Mr. Beilinson is entitled to an annual cash retainer of $50,000 for his service on the board and an additional retainer of $50,000 and $10,000 for his service as chair and member of the Audit Committee and member of the Nominating and Corporate Governance Committee, respectively and (ii) Mr. Yuan is entitled to an annual cash retainer of $50,000 for his service on the board and an additional retainer of $25,000, $10,000 and $10,000 for his service as member of the Audit Committee, a member of the Nominating and Corporate Governance Committee and a member of the Compensation Committee, respectively. Also, in February 2021, each of Messrs. Beilinson and Yuan were granted 9,259 fully vested RSUs grants under the 2020 Plan.

Information about our Executive Officers

The following table sets forth certain information about the executive officers as of April 12, 2021.

Name	Age	Position(s)
Executive Officers
Robert Antokol	53	Chief Executive Officer and Chairperson of the Board
Craig Abrahams	44	President and Chief Financial Officer
Ofer Kinberg	41	Executive General Manager, Social Casino Division
Shlomi Aizenberg	41	Executive General Manager, Casual Games Division
Michael Cohen	50	Executive Vice President, General Counsel and Corporate Secretary
Ira Holtzer	44	Chief Technology Officer
Nir Korczak	41	Chief Marketing Officer
Yael Yehudai	41	Senior Vice President Global Human Resources

Robert Antokol co-founded the Playtika business in 2010, with our subsidiary, Playtika Ltd., and has served as its Chief Executive Officer since its founding. Mr. Antokol also served as our Chief Executive Officer since October 2019 and as Chairperson of the Board since June 2020. For Mr. Antokol’s biographical information, see “Board of Directors and Corporate Governance—Director Nominees” above.

Craig Abrahams has served as our President and Chief Financial Officer since October 2019, overseeing our corporate and financial strategy, inorganic growth, and capital markets initiatives. Prior to that, he also served as our President of Global Development from October 2016 to September 2019. While serving in these capacities at our company, Mr. Abrahams has overseen more than ten acquisitions, including the purchase of Buffalo Studios (makers of Bingo Blitz, in 2012), EA Mobile Montreal (makers of World Series of Poker, in 2013) and Pacific Interactive (makers of House of Fun, in 2014). Previously, Mr. Abrahams served as Chief Financial Officer of Caesars Acquisition Company, or CAC, from October 2013 to October 2017. From January 2011 to September 2016, Mr. Abrahams served as Co-founder, President and Chief Financial Officer of CIE, where he helped lead CIE’s purchase of Playtika in 2011. His previous experience includes strategic planning and investment banking roles at The Walt Disney Company and Bear, Stearns & Co. Inc., respectively. He serves on the board of directors and audit committee of Redwood Holdco LLC, an affiliate of Redbox Automated Retail, LLC, a movie and video game rental company, since December 2016, and served on the board of directors of CareerBuilder, LLC, a human capital solutions company and jobs marketplace, from August 2017 to February 2021. Mr. Abrahams holds a bachelor’s degree in finance from Indiana University with High Distinction and an M.B.A. from Harvard Business School with Distinction.

Ofer Kinberg has served as our Executive General Manager, Social Casino Division, overseeing the development of our portfolio of social casino games, since January 2019. Previously, Mr. Kinberg served as our General Manager of Slotomania from January 2015 to January 2019, where he was responsible for managing the strategy, tactics and continued development of Slotomania, our largest game. Previously, Mr. Kinberg served as our Vice President, Marketing and Monetization and Vice President, Customer Relationship Management and Analytics. Prior to joining Playtika, Mr. Kinberg served as the Director of Customer Relationship Management at Neogames, and in the elite Israeli military unit 8200. Mr. Kinberg holds a bachelor of science degree in statistics from Tel Aviv University.

Shlomi Aizenberg has served as our Executive General Manager, Casual Games Division, since January 2019. In that role, Mr. Aizenberg oversees the development of our portfolio of casual games. Previously, Mr. Aizenberg served as the General Manager of the Bingo Blitz business unit from April 2015 to January 2019, managing the strategy, tactics and continued development of the game during a period of rapid growth for the game. Prior to joining Playtika, Mr. Aizenberg served as Vice President of Marketing and SaaS Strategy of easy2comply from January 2011 to November 2011, and Vice President of Marketing at Give2gether.com from July 2010 to January

2011, as well as serving in multiple roles, including as Director of Pre-Sales at Serpia from July 2006 to June 2010. Mr. Aizenberg holds a bachelor of science degree in political science and international relations from Interdisciplinary Center Herzliya and an M.B.A. from the College of Management Academic Studies in Rishon LeZion, Israel.

Michael Cohen has served as our Executive Vice President and General Counsel since October 2016 and as our Corporate Secretary since October 2020. Prior to these roles, Mr. Cohen served as Senior Vice President, Corporate Development, General Counsel and Corporate Secretary of CAC from April 2014 to October 2017. Mr. Cohen also served as Senior Vice President, General Counsel and Secretary of CIE until September 30, 2016, a position he held since 2012. Mr. Cohen joined Caesars Entertainment Corporation (“CEC”) in February 2006 as Vice President and Corporate Secretary, a position he held until November 2011. He served as Senior Vice President, Deputy General Counsel and Corporate Secretary of CEC from November 2011 until April 2014. Mr. Cohen previously worked at Latham & Watkins LLP in Costa Mesa, California and holds a bachelor of business administration degree from the University of Wisconsin-Madison and a Juris Doctor from Northwestern University School of Law.

Ira Holtzer has served as our Chief Technology Officer since 2010. He is responsible for our company-wide technical strategy and vision. Prior to joining Playtika, Mr. Holtzer was Chief Technology Officer at UMOO, a virtual online trading platform for financial entertainment from 2007 to 2010, and System Architect at 888 Holdings PLC, an online gaming operator from 2000 to 2007. Mr. Holtzer holds a bachelor of science degree in computer sciences from the Interdisciplinary Center Herzliya.

Nir Korczak has served as our Chief Marketing Officer since March 2017, overseeing the establishment of our centralized marketing function. He is responsible for developing and executing our comprehensive marketing plan, including strategy, recruitment and processes to facilitate our growth and increase our revenues. Previously, Mr. Korczak served as Chief Executive Officer of Aditor LTD, a mobile advertising company that we acquired in March 2017, from 2015 to March 2017, where he managed and oversaw the development of Aditor’s innovative advertising solutions and technologies. Prior to serving as Chief Executive Officer of Aditor, Mr. Korczak has also served as Head of Exports Sectors at Google Israel from 2006 to 2015. Mr. Korczak holds a bachelor of science degree in industrial engineering management and information systems from Ben Gurion University and an M.B.A. from Tel Aviv University.

Yael Yehudai has served as our Senior Vice President Global Human Resources, since January 2019. She is responsible for developing and overseeing our worldwide human resources policies, procedures and practices. Previously, she served as our Head of Human Resources from March 2018 to January 2019 and as Human Resources Director from October 2015 to March 2018, in which roles she helped us through our rapid expansion of operations into multiple counties. Prior to joining Playtika, Ms. Yehudai was Head of Human Resources at Cosmec Ltd., a cybersecurity firm, from 2010 until October 2015. Ms. Yehudai received a bachelor of science degree in economics and management from Hebrew University and a M.A. from Hebrew University. She also attended the Workplace Development and Talent Management program at Harvard University and the Instructional Design program at Suffolk University.

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis provides information about the material components of our executive compensation program for 2020 for our “named executive officers.” For 2020, our named executive officers are:

• Robert Antokol, Chairperson of the Board and Chief Executive Officer;

• Craig Abrahams, President and Chief Financial Officer;

• Ofer Kinberg, Executive General Manager, Social Casino Division;

• Shlomi Aizenberg, Executive General Manager, Casual Games Division; and

• Michael Cohen, Executive Vice President, General Counsel and Corporate Secretary.

Executive Compensation Philosophy and Objectives

We believe that for us to be successful we must hire and retain people who can continue to develop our strategy and innovate our products and services. To achieve these objectives, our executive compensation program has been designed to motivate, reward, attract and retain high caliber management and seeks to align compensation with our short- and long-term business objectives, business strategy and financial performance.

Our compensation programs for our named executive officers are built to support the following objectives:

•attract top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results;

•ensure each one of our named executive officers receives a total compensation package that encourages the executive’s long-term retention;

•reward high levels of performance with commensurate levels of compensation; and

•align the interests of our executives with those of our stockholders by emphasizing long-term incentives.

Determination of Compensation

Role of the Board. The Board is responsible for overseeing all aspects of our executive compensation programs, including executive salaries, annual and long-term incentives and any executive perquisites for our named executive officers. The Board considers such factors as it determines are appropriate in setting executive compensation, including the recommendations of our Chief Executive Officer (other than with respect to himself), current and past total compensation, company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership and internal equity pay considerations.

Role of Compensation Consultant. The Board has the authority to engage its own advisors to assist in carrying out its responsibilities. To date, we have not engaged the services of any outside compensation advisor for purposes of setting executive or director compensation.

Role of Management. In setting compensation for 2020, our Chief Executive Officer worked closely with the Board in managing our executive compensation program. Our Chief Executive Officer made recommendations to the Board regarding compensation for our executive officers other than himself because of his daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package.

Elements of Our Executive Compensation Program

The primary elements of our named executive officers’ compensation and the main objectives of each are:

•Base Salary: Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income;

•Annual Bonus Plan: Annual performance bonuses help to incentivize executives to work towards key corporate performance objectives on an annual basis;

•Equity-Based Long-Term Incentive Compensation: Equity compensation, provided in the form of stock options and restricted stock units, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial performance and helps retain executive talent;

•Retention Plan Awards:
◦Appreciation Unit Awards. Annual performance-based payments promote the achievement of key financial performance objectives and reward executives for their contributions toward achieving those objectives;

◦Retention Awards: Retention awards provide for annual payments and help retain executive talent; and

•Other Benefits and Perquisites: Our named executive officers are eligible to participate in our health and welfare programs and our retirement programs. Our Israel-based named executive officers also receive other customary or mandatory social benefits in Israel on the same basis as our other full-time Israel-based employees. We also provide certain perquisites, which aid in attracting and retaining executive talent.

Each of these elements of compensation is described further below.

Base Salaries

Base salary is a stable fixed component of our compensation program. Our executive compensation program emphasizes performance-based and retention-based compensation over fixed compensation, and our executive base salaries are set at levels intended to provide a reasonable baseline level of compensation that is relatively low compared to comparable companies. On a prospective basis, we intend to continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders. Our named executive officers did not receive base salary increases during 2020. Our named executive officers’ base salaries for the fiscal year ended December 31, 2020 are reflected in the “2020 Summary Compensation Table” below.

Annual Bonus Plan

We adopted a bonus plan for 2020 pursuant to which annual bonuses will be paid to our executive officers, other than our Chief Executive Officer, based on a pool that is established by the Board upon consideration of “Bonus Plan Adjusted EBITDA” for 2020. The annual bonus pool is determined by the Board based on its consideration of our results for the applicable year, which bonus pool is then allocated by our Chief Executive Officer in his discretion. The Board determines the bonus for our Chief Executive Officer separately based on its evaluation of overall company and individual performance, which determination is separate from the bonus pool calculations for other employees.

“Bonus Plan Adjusted EBITDA,” as used herein, is a non-GAAP financial measure which means the Adjusted EBITDA of our company and its subsidiaries for the applicable calendar year, increased by the payments in respect of awards under the Playtika Holding Corp. Retention Plan for the applicable year, the amount of retention awards to key individuals associated with acquired companies and certain other adjustments.

The Board established threshold, target and maximum achievement levels relative to Bonus Plan Adjusted EBITDA for 2020, which will result in an annual bonus pool to be allocated to management employees, including the executive officers, by our Chief Executive Officer. Our “target” 2020 Bonus Plan Adjusted EBITDA was $721,200,000, which would equate to a bonus pool equal to 6.5% of 2020 Bonus Plan Adjusted EBITDA. Our “threshold” 2020 Bonus Plan Adjusted EBITDA was set at 85% of “target,” which would result in a total bonus pool equal to 5% of 2020 Bonus Plan Adjusted EBITDA. Our “maximum” 2020 Bonus Plan Adjusted EBITDA objective was set at 125% of target, which would result in a total bonus pool equal to 9% of 2020 Bonus Plan Adjusted EBITDA.

Our 2020 Bonus Plan Adjusted EBITDA for 2020 was $941.6 million, which resulted in an annual bonus pool equal to $85 million. The Board elected to reduce the annual bonus pool to $54 million and award Mr. Antokol a $6 million discretionary bonus. Accordingly, in February 2021, our Chief Executive Officer approved the following 2020 bonuses to our named executive officers: Mr. Abrahams, $319,000; Mr. Kinberg, $729,500; Mr. Aizenberg, $729,500 and Mr. Cohen, $385,000. Additionally, in February 2021, our Board approved an annual bonus payment for Mr. Antokol of $6,000,000 based on its evaluation of overall company performance and Mr. Antokol’s individual performance, in each case, for 2020.

We have adopted a bonus plan for 2021 pursuant to which annual bonuses to our employees, including our named executive officers other than our Chief Executive Officer, will be paid as determined by our Chief Executive Officer from a bonus pool determined by the Board.

Retention Plans

Playtika Holding Corp. 2017-2020 Retention Plan

We maintained the Playtika Holding Corp. Amended and Restated Retention Plan (the “2017-2020 Retention Plan”), to provide certain key employees and consultants of the company and its subsidiaries the right to receive annual cash retention awards and awards providing an opportunity to participate in the appreciation of the company’s value and in order to retain these key employees and consultants and reward them for contributing to the success of the company and its subsidiaries. The 2017-2020 Retention Plan was in effect for calendar years 2017 through 2020, and the final performance period ended on December 31, 2020. The 2017-2020 Retention Plan was administered by our Chief Executive Officer, who generally had the authority to approve awards under the plan and generally administer the plan. Initial awards were granted under the 2017-2020 Retention Plan in December 2016, with subsequent awards to employees or consultants hired or retained after such date granted at the discretion of the administrator.

•Appreciation Unit Awards. Participants in the 2017-2020 Retention Plan were granted a number of notional interests, or “Appreciation Units,” representing a right to receive payment of a proportionate interest of the appreciation pool for each calendar year during the term of the plan. Appreciation Units vested on December 31 of each calendar year during the term of the plan for the applicable one-year performance periods, subject to the participant’s continued service through such vesting date. Upon vesting, a participant received a cash payment in respect of his or her proportionate share of the annual appreciation pool (based on the total number of Appreciation Units outstanding and eligible for payment as of such date), which payment was made no later than March 15 following the applicable vesting date. For certain participants, including the named executive officers, 50% of the estimated annual payment was paid to the participant in July of each calendar year based on the estimated total annual appreciation pool for such year, with the remaining portion of the payment due to the participant in respect of his Appreciation Units for the calendar year paid following the end of the year as described above. The 2017-2020 Retention Plan provided that a maximum of 200,000 Appreciation Units may be awarded, of which no more than 50% may be awarded to the Chief Executive Officer.

For 2020, the appreciation pool under the 2017-2020 Retention Plan was equal to 1.5% multiplied by the amount by which (1) 12.0x our Adjusted EBITDA for such calendar year, exceeded (2) $4,400,000,000. Adjusted EBITDA for purposes of the 2017-2020 Retention Plan, or “2017-2020 Retention Plan Adjusted EBITDA” means the Adjusted EBITDA of our company and its subsidiaries for the applicable calendar year, increased by the payments in respect of awards under the 2017-2020 Retention Plan for the applicable year, the amount of retention awards to key individuals associated with acquired companies and certain other adjustments.

In the event a change in control occurred prior to December 31, 2020, subject to a participant’s continued service on the date of such change in control (except as described below), a participant would have received a cash payment in respect of his or her proportionate share of the change in control appreciation pool (as described below) (based on the number of Appreciation Units outstanding and eligible for payment in respect of such change in control), which amount would have been paid in cash within 30 days of the closing of the change in control. The change in control appreciation pool would have generally been equal to 1.5% multiplied by the amount by which (1) the transaction valuation of the company (taking into account all transaction costs) exceeded (2) $4,400,000,000. However, in the event of any other transaction that constituted a change in control but involved an entity that controls, directly or indirectly, the company, the change in control appreciation pool would have been equal to 1.5% multiplied by the amount by which (1) 12.0x the company’s 2017-2020 Retention Plan Adjusted EBITDA for the trailing 12 month period ended on the last day of the calendar month preceding the calendar month in which the change in control occurred, calculated in a manner consistent with past practice, exceeded (2) $4,400,000,000.

Our 2017-2020 Retention Plan Adjusted EBITDA for 2020 was $941.6 million which resulted in a total appreciation pool for 2020 of $103.5 million.

•Retention Awards. Retention Awards were provided to eligible employees and consultants as an incentive to remain in service with the company during the four-year term of the 2017-2020 Retention Plan. Each participant may have been awarded a number of notional interests, each, a Retention Unit, with each Retention Unit representing a right to receive payment of his or her proportionate interest of the annual retention pool for each such calendar year. The sum of the retention pools for the term of the 2017-2020 Retention Plan was $100,000,000, although each annual retention pool was determined by the Chief Executive Officer. The retention pool for 2020 was $25,000,000. The 2017-2020 Retention Plan provided that a maximum of 100,000 Retention Units could have been awarded, of which no more than 50% may have been awarded to the Chief Executive Officer.

Retention Units vested on December 31 of each calendar year during the term of the plan, subject to a participant’s continued service through such vesting date. Upon vesting, a participant received a cash payment in respect of his or her proportionate share of the annual retention pool (based on the number of Retention Units outstanding and eligible for payment as of such date), which payment was made no later than the last day of the calendar month following the applicable vesting date. For certain participants, including the named executive officers, 50% of the estimated annual payment was paid to the participant in July of each calendar year based on the annual retention pool, with the remaining portion of the payment due to a participant in respect of his Retention Units for the calendar year paid following the end of the year as described above.

In the event a change in control occurred prior to December 31, 2020, subject to a participant’s continued service on the date of such change in control (except as described below), a participant would have received a payment in respect of his or her proportionate share of the unpaid portion of the total retention pool for the remaining term of the 2017-2020 Retention Plan as of the date of such change in control (less any deductions for prior payouts to terminated participants) (based on the number of Retention Units outstanding and eligible for payment as of such date), which amount would have been paid in cash within 30 days of the closing of such change in control.

•Effect of Termination of Service. For certain participants, including the named executive officers, in the event of a participant’s termination without cause or resignation for good reason, or termination by reason of death or disability (each, as defined in the 2017-2020 Retention Plan), he or she would have been eligible to receive a lump sum cash payment equal to 50% of his proportionate share of the unpaid portion of the total retention pool for the remaining term of the 2017-2020 Retention Plan as of the date of termination (based on the number of Retention Units outstanding and eligible for payment as of such date), which amount would have been paid in cash within 60 days following the date of termination. In the event of such a termination, such participant would also have remained eligible to receive payments in respect of 50% of his or her Appreciation Units for all vesting dates that had not yet occurred prior to the date of such termination, which payments would have been made as and when such payments are made to other Appreciation Unit holders.

For all other participants, in the event of a termination due to death or disability, he or she would have received a payment in respect of his or her proportionate share of the unpaid portion of the total retention pool for the remaining term of the 2017-2020 Retention Plan as of the date of termination (based on the number of Retention Units outstanding and eligible for payment as of such date), pro-rated for the portion of the period between January 1, 2017 and December 31, 2020 that had elapsed prior to such termination, payable within 60 days following termination. In addition, such a participant would have retained the right to receive payments for a pro-rated portion of his or her Appreciation Units for all vesting dates that had not yet occurred prior to the date of such termination, which payments would have been made as and when such payments were made to other Appreciation Unit holders.

All payments triggered by a termination of employment or service would have been subject to the execution of a general release of claims in favor of the company. If a participant terminated service for any reason other than as described above, the participant would have immediately forfeit all unvested Retention Units and Appreciation Units. Any amounts paid to a participant in connection with a termination in respect of their Retention Units would have been deducted from future annual retention pools in equal installments prior to the calculation of the payments to other participants.

Each participant also executed a noncompetition agreement in connection with receiving an award under the 2017-2020 Retention Plan pursuant to which the participant must comply with a one-year non-compete provision.

Playtika Holding Corp. 2021-2024 Retention Plan

In anticipation of the expiration of the 2017-2020 Retention Plan at the end of 2020, effective as of August 6, 2019, the Board adopted the Playtika Holding Corp. 2021-2024 Retention Plan (the “2021-2024 Retention Plan,” and together with the 2017-2020 Retention Plan, the “Retention Plans”) to provide for the continued issuance of Retention Awards and Appreciation Unit Awards covering calendar years 2021, 2022, 2023 and 2024. The 2021-2024 Retention Plan is administered by our Chief Executive Officer, who generally has the authority to approve awards under the plan and generally administer the plan. Initial awards were granted under the 2021-2024 Retention Plan in August 2019, with subsequent awards to employees or consultants hired or retained after such date granted at the discretion of the administrator.

•Appreciation Unit Awards. Participants in the 2021-2024 Retention Plan may be granted a number of notional interests, or “Appreciation Units,” representing a right to receive payment of a proportionate interest of the appreciation pool for each calendar year during the term of the plan. Appreciation Units vest on December 31 of each calendar year during the term of the plan for the applicable one-year performance periods, subject to the participant’s continued service through such vesting date. Upon vesting, a participant receives a cash payment in respect of his or her proportionate share of the annual appreciation pool (based on the total number of Appreciation Units outstanding and eligible for payment as of such date), which payment will be made no later than March 15 following the applicable vesting date. For certain participants, including the named executive officers, 50% of the estimated annual payment is paid to the participant in July of each calendar year based on the estimated total annual appreciation pool for such year, with the remaining portion of the payment due to a participant in respect of his Appreciation Units for the calendar year paid following the end of the year as described above. The 2021-2024 Retention Plan provides that a maximum of 200,000 Appreciation Units may be awarded.

The annual appreciation pool under the 2021-2024 Retention Plan will be determined as follows:

•For 2021, (A) 14% of the 2021-2024 Retention Plan Adjusted EBITDA (as defined below) for such calendar year, less (B) $25,000,000.
•For 2022, (A) 14.5% of the 2021-2024 Retention Plan Adjusted EBITDA for such calendar year, less (B) $25,000,000.
•For each of 2023 and 2024, (A) 15.0% of the 2021-2024 Retention Plan Adjusted EBITDA for such calendar year, less (B) $25,000,000.

Adjusted EBITDA for purposes of the 2021-2024 Retention Plan, or “2021-2024 Retention Plan Adjusted EBITDA” will be calculated in the same manner as described above for the 2017-2020 Retention Plan.

In the event of a change in control after the effective date of the 2021-2024 Retention Plan but prior to December 31, 2024, subject to a participant’s continued service on the date of such change in control (except as described below), a participant will receive a cash payment equal to his or her proportionate share of the net change in control appreciation pool (as described below) (based on the number of Appreciation Units outstanding and eligible for payment in respect of such change in control), with such amount referred to as the CIC Eligible Appreciation Amount. Except as otherwise provided in the 2021-2024 Retention Plan or in the applicable award agreement, a participant’s CIC Eligible Appreciation Amount shall be paid in cash in four equal annual installments commencing on December 31 of the calendar year in which such change in control occurs, subject to continued service on each payment date. In the event a participant is terminated by the company without cause, resigns for good reason, or is terminated by reason of his or her death or disability (each, as defined in the 2021-2024 Retention Plan), in each case following such change in control, the CIC Eligible Appreciation Amount will be paid within 60 days following such termination. Certain participants, including the named executive officers, will be paid their CIC Eligible Appreciation Amount in a lump sum within 30 days following the change in control.

The net change in control appreciation pool will be equal to (1) an amount equal to 12% of the net transaction proceeds received by the company undergoing the change in control (as further defined in the 2021-2024 Retention Plan) less (2) the unpaid portion of the total retention pool under the 2021-2024 Retention Plan as of such date.

Under the 2021-2024 Retention Plan, a change in control will not be deemed to have occurred unless the net transaction proceeds (calculated prior to giving effect to the calculation of the amounts payable under the 2021-2024 Retention Plan) are equal to or greater than $3.0 billion.

In October 2020, 43,000 Appreciation Units held by Mr. Antokol under the 2021-2024 Retention Plan were cancelled. Pursuant to an amendment to the 2017-2020 Retention Plan adopted in October 2020, these cancelled Appreciation Units formerly held by Mr. Antokol will be considered “retired units” for purposes of the plan, and will be deemed to be outstanding and eligible for payment solely for purposes of determining the per unit value to be paid to participants, but no amounts will be paid to Mr. Antokol or otherwise with respect to such retired units.

•Retention Awards. A total of 100,000 Retention Units are authorized for issuance under the 2021-2024 Retention Plan. Similar to the 2017-2020 Retention Plan, each Retention Unit represents a right to receive a cash payment of a proportionate interest of the annual retention pool. Each annual retention pool under the 2021-2024 Retention Plan will be $25,000,000. Such Retention Units vest on December 31 of each calendar year during the term of the plan, commencing December 31, 2021, subject to the participant’s continued service through such vesting date. The calculation for the payments participants are eligible to receive upon the vesting of Retention Units under the 2021-2024 Retention Plan is substantially similar to such calculation set forth above for the Retention Units granted under the 2017-2020 Retention Plan.

In the event of a change in control following the effective date of the 2021-2024 Retention Plan but prior to December 31, 2024, subject to a participant’s continued service on the date of such change in control (except as described below), a participant will receive a cash payment equal to his or her proportionate share of the unpaid portion of the total retention pool for the remaining term of the 2021-2024 Retention Plan as of the date of the change in control (less any deductions for prior payouts to terminated participants) (based on the number of Retention Units outstanding and eligible for payment as of such date), with such amount referred to as the CIC Eligible Retention Amount. The CIC Eligible Retention Amount will be paid to participants pursuant to the same schedule and subject to the same accelerated payment terms as the CIC Eligible Appreciation Amount described above. Certain participants, including the named executive officers, will be paid their CIC Eligible Retention Amount in a lump sum within 30 days following the change in control.

•Effect of Termination of Service. For certain participants, in the event of the participant’s termination without cause or resignation for good reason, or termination by reason of death or disability, he or she will be eligible to receive a lump sum cash payment equal to his or her proportionate share (based on the number of Retention Units outstanding and eligible for payment as of such date) of the unpaid portion of the total retention pool for the remaining term of the 2021-2024 Retention Plan as of the date of termination, which amount shall be paid in cash within 60 days following the date of termination. In the event of such a termination, such participant will also remain eligible to receive payments in respect of his or her Appreciation Units for all vesting dates that have not yet occurred prior to the date of such termination, which payments will be made as and when such payments are made to other Appreciation Unit holders.

For all other participants, in the event of termination due to death or disability on or after January 1, 2021, but prior to December 31, 2024, the participant will receive a payment in respect of his or her proportionate share (based on the number of Retention Units outstanding and eligible for payment as of such date) of the unpaid portion of the total retention pool for the remaining term of the 2021-2024 Retention Plan as of the date of termination, pro-rated for the portion of the period between January 1, 2021 and December 31, 2024 that has elapsed prior to termination, payable within 60 days following termination. In addition, the participant will retain the right to receive payments for a pro-rated portion of his or her Appreciation Units for all vesting dates that have not yet occurred prior to the date of such termination, which payments will be made as and when such payments are made to other Appreciation Unit holders.

All payments triggered by a termination of employment or service will be subject to the execution of a general release of claims in favor of the company. If a participant terminates service for any reason other than as described above, the participant will immediately forfeit all unvested Retention Units and Appreciation Units.

Named Executive Officer Awards Under the Retention Plans

The following table shows the outstanding awards held by our named executive officers under the Retention Plans as of December 31, 2020. The final performance period under the 2017-2020 Retention Plan ended on December 31, 2020. None of our named executive officers received additional awards under the Retention Plans in 2020.

As of December 31, 2020, a total of 92,065 Retention Units and 187,851 Appreciation Units were outstanding under the 2017-2020 Retention Plan. As of December 31, 2020, a total of 90,300 Retention Units and 142,942 Appreciation Units were outstanding under the 2021-2024 Retention Plan.

Our 2017-2020 Retention Plan Adjusted EBITDA for 2020 was $941.6 million resulting in an appreciation pool of $103.5 million. In addition to that amount, we had $25.0 million of retention payments per the plan. The amounts paid to our named executive officers for 2020 with respect to their Retention Units and Appreciation Units under the 2017-2020 Retention Plan are shown in the “2020 Summary Compensation Table” below.

	2017-2020 Retention Plan		2021-2024 Retention Plan
Name	Retention Units (#)	Appreciation Units (#)	Retention Units (#)	Appreciation Units (#)
Robert Antokol	40,000	80,000	45,000	43,000	(1)
Craig Abrahams	7,000	9,521	7,000	8,260
Ofer Kinberg	7,000	9,521	7,000	8,260
Shlomi Aizenberg	4,000	4,759	7,000	8,260
Michael Cohen	3,000	4,759	3,500	4,130

(1)    In October 2020, 43,000 Appreciation Units held by Mr. Antokol under the 2021-2024 Retention Plan were cancelled. However, for purposes of determining future payouts with respect to Appreciation Units under the 2021-2024 Retention Plan, these cancelled units will continue to be treated as outstanding and eligible for payment, although no payments will be made with respect to such cancelled units.

IPO Bonuses

On February 8, 2021 the Compensation Committee approved discretionary transaction bonuses to three of the Company’s named executive officers, Robert Antokol, Craig Abrahams and Michael Cohen, in the amounts of $16,575,000, $5,250,000 and $3,5000,000, respectively, in recognition of their efforts in connection with the Company’s successful completion of its initial public offering on January 20, 2021.

Equity Compensation

From September 2016 until June 2020, we did not grant equity awards to our employees and executives, including our named executive officers. However, we view equity-based compensation as a critical component of our balanced total compensation program going forward as a public company. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our stockholders. Accordingly, the Board, and the Compensation Committee, from time to time may grant equity incentive awards covering shares of our common stock to our named executive officers and will review their equity incentive compensation going forward.

In May 2020, the Board and sole stockholder approved our 2020 Incentive Award Plan (the “2020 Plan”), in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. For additional information about the 2020 Plan, please see the section titled “2020 Incentive Award Plan” below.

In June 2020, the Board approved the issuance of restricted stock units, or RSUs, and stock options to certain employees, including our named executive officers as set forth in the table below. Each of the RSU awards granted to our named executive officers was fully vested on the date of grant. The stock options vest over four years, with 25% of the shares subject to the option vesting on each of the first four anniversaries of the grant date, subject to the executive’s continued employment or service on the applicable vesting date. In addition to any accelerated vesting pursuant to the terms of the 2020 Plan, the options granted to the named executive officers will vest on an accelerated basis as follows: (a) in the event of the executive’s termination by us without “cause” or the executive’s resignation for “good reason” (each as defined in the 2020 Plan) (such termination, a “Qualifying Termination”), such number of shares subject to the option will vest on the date of such Qualifying Termination as is equal to the number of shares subject to the option that are scheduled to vest on or prior to the first anniversary of the executive’s termination (provided, however, that in the event such termination occurs prior to the date on which 50% of the shares subject to the option are vested, in no event shall less than 50% of the shares subject to the option be vested as a result of such Qualifying Termination after giving effect to the acceleration pursuant to this clause (a)); and (b) in the event of an executive’s Qualifying Termination within three months prior to, on, or after a change in control (as defined in the 2020 Plan), all of the shares subject to the option shall vest on the later of (1) the date of such Qualifying Termination or (2) the date of such change in control, in each case, subject to the execution by the executive and the effectiveness of a general release of claims in a form reasonably acceptable to us. Each of the stock options has a term of ten years from the grant date and an exercise price equal to $18.71 per share, which the Board determined was the fair market value as of the date of grant based on an independent third party valuation.

	Equity Awards
Name	Restricted Stock Units (#)	Stock Options (#)
Robert Antokol	10,000,000	—
Craig Abrahams	1,000,000	960,000
Ofer Kinberg	600,000	720,000
Shlomi Aizenberg	600,000	720,000
Michael Cohen	600,000	760,000

Additionally, in October 2020, the Board approved the issuance of 5,854,800 RSUs to Mr. Antokol. The RSUs vest over four years, with 25% of the RSUs vesting on each of December 31, 2021, 2022, 2023 and 2024, subject to Mr. Antokol’s continued service on the applicable vesting date. In addition to any accelerated vesting pursuant to the terms of the 2020 Plan, the RSUs will vest on an accelerated basis as follows: (a) in the event of Mr. Antokol’s termination by us without “cause” or his resignation for “good reason” (each as defined in the 2020 Plan), (b) in the event of his death, (c) in the event of his disability, or (d) upon a change in control (as defined in the 2020 Plan), subject (in the case of clauses (a) through (c)) to the execution by Mr. Antokol and the effectiveness of a general release of claims in a form reasonably acceptable to us.

Perquisites and Other Benefits

Our named executive officers are provided with certain enhanced benefits to aid in the performance of their respective duties and to provide competitive compensation with executives with similar positions and levels of responsibilities. Each of our named executive officers is provided with a cell phone allowance. Our named executive officers based in Israel were also allowed to use an apartment maintained by the company for visitors and employees, but there is no incremental cost to the company of the executives’ use of this apartment. The company discontinued maintenance of this apartment in October 2020. Each of our full-time employees is eligible to receive certain other modest annual benefits which include a wellness benefit of up to $560 per employee per year. In 2020, Messrs. Abrahams and Cohen elected to receive the wellness benefit. Our executives in Israel may also receive annual holiday gifts from us, a food allowance and the ability to participate in a company-sponsored camp for our employees’ children, each of which is a benefit we provide to all of our Israel-based employees.

We also provide security for Mr. Antokol and his family. The decision to provide Mr. Antokol with the personal security benefit was prompted by the results of an analysis provided by an independent professional consulting firm specializing in executive safety and security. Based on these results, the Board approved personal security services to Mr. Antokol and his family. We also maintain a corporate aircraft that is used primarily for business travel by our executive officers. The Board, based on the foregoing executive safety and security analysis, has determined that Mr. Antokol will be required to use our corporate aircraft for all travel (or otherwise via private air travel), including non-business travel. During 2020, Mr. Antokol reimbursed the company for the full incremental cost to the company of any personal aircraft use. On occasion, our executive officers may have family members and other guests accompany them on our corporate aircraft when traveling on business, but we do not incur any incremental cost as a result of such family or guest travel.

Tax Gross-Ups. Pursuant to Messrs. Abrahams and Cohen’s award agreements under the 2021-2024 Retention Plan and their June 2020 award agreements under the 2020 Plan, in the event a change in control occurs and an excise tax is imposed by reason of the application of Sections 280G and 4999 of the Internal Revenue Code as a result of any compensatory payments made to Messrs. Abrahams and Cohen under such arrangements in connection with such change in control, each executive will be entitled to an additional “gross-up” payment in an amount equal to any such excise tax plus any taxes resulting from such payments. Additionally, from time to time, we make gross up payments to cover the personal income taxes for Messrs. Antokol, Kinberg and Aizenberg with respect to taxable income recognized by them as a result of company-paid holiday-related gifts, health insurance, and costs associated with company-paid business meetings that are taxable under Israeli law, as well as their children’s participation in a company-sponsored camp, as detailed in the footnotes to the “2020 Summary Compensation Table” below.

Retirement and Other Benefits

Health and Welfare Benefits for U.S. Employees. All of our full-time U.S. employees, including our U.S.-based named executive officers Messrs. Abrahams and Cohen, are eligible to participate in our health and welfare plans on the same basis, including:

• medical, dental and vision benefits;
• medical and dependent care flexible spending accounts;
• short-term and long-term disability insurance; and
• life and accidental death and disability insurance.

U.S. 401(k) Plan. Our U.S.-based employees who satisfy certain eligibility requirements are also eligible to participate in a 401(k) retirement savings plan. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are subject to a three-year vesting schedule. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Benefits to Israeli Employees. Generally, benefits available to our Israel-based employees are available to all employees on the same basis, which include welfare benefits, annual vacation leave, sick leave, convalescence pay, military duty leave, transportation expense reimbursement, advanced study fund, life and disability insurance and other customary or mandatory social benefits in Israel. We make monthly contributions to funds administered by financial institutions for certain pension and severance liabilities on behalf of each of our Israel-based employees, including our Israel-based named executive officers, subject to certain conditions. The amount of these contributions is based on a percentage of the employee’s salary, taking into account any base salary thresholds under Section 14 of the Israeli Severance Pay Law—1963. Generally, company contributions to a pension insurance policy, manager’s insurance policy and/or pension fund, or a combination (based on the employee’s personal choice), up to a total of 14.83% of an employee’s determining salary, or applicable portion thereof, of which up to 8.33% is a severance pay component contributed to a severance fund (applying the arrangement in accordance with Section 14 of the Israeli Severance Pay Law—1963), and up to 6.5% of which is applied to compensatory payments. These severance contributions under Section 14 of the Israeli Severance Pay Law—1963 satisfy in full our statutory severance pay obligation for our Israel-based employees. The compensatory payment component is applied to fund pension and/or disability benefits for the employee. Our Israel-based employees make a corresponding contribution of up to 6% of their salary.

Severance Benefits

We are party to employment agreements with our Israel-based named executive officers. Mr. Antokol’s employment agreement provides for severance benefits upon his qualifying termination. In addition, all of our Israel-based named executive officers are entitled to severance pay upon termination of employment for any reason, including retirement, according to Section 14 of the Israeli Severance Pay Law—1963. We make a contribution on a monthly basis for each of our Israel-based employees, including our Israel-based named executive officers, of 8.33% of their monthly salary to a severance fund for this purpose. Section 14 states that company’s contributions for severance pay shall be in lieu of severance compensation and, upon release of the policy to the employee, no additional obligations shall be conducted between the parties regarding the matter of severance pay and no additional payments shall be made by the company to the employee unless otherwise specified in a written agreement between the company and the employee.

A description of these arrangements is set forth under “—Employment Agreements” below, and information on the estimated payments and benefits that our named executive officers would have been eligible to receive as of December 31, 2020, is set forth in “—Potential Payments Upon Termination or Change in Control” below.

Governance, Tax and Accounting Considerations

As a general matter, the Board reviews and considers the various tax and accounting implications of compensation programs we utilize.

Deductibility of Executive Compensation. Section 162(m) of the Code denies a publicly-traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our company and our named executive officers and is an important part of our responsibilities and benefits our stockholders.

Accounting for Share-Based Compensation. We account for share-based payments, including our long-term equity incentive program, in accordance with the requirements of the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification Topic 718.

Risk Considerations. In establishing and reviewing our executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. See the section entitled “Corporate Governance–Role of the Board in Risk Oversight” above for an additional discussion of risk considerations.

Prohibition on Hedging, Pledging, and Short Sales. We prohibit our directors, officers, employees, and their family members from engaging in transactions using derivative securities, short selling our securities, trading in any puts, calls or covered calls, writing purchase or call options and short sales, or otherwise participating in hedging, “stop loss,” or other speculative transactions involving our securities. In addition, margin purchases of our securities and pledging any of our securities as collateral to secure loans is prohibited. See the section entitled “Corporate Governance–Anti-Hedging and Anti-Pledging Policies” above for an additional discussion of our anti-hedging and anti-pledging policies.

2020 Compensation Tables

2020 Summary Compensation Table

The following table contains information about the compensation earned by each of our named executive officers during our most recently completed fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen-sation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen sation ($)		Total ($)(4)
Robert Antokol	2020	376,190	16,861,891	310,414,910	—	44,074,722	—	280,463	(5)	372,008,176
Chief Executive Officer	2019	362,239	17,072,745	—	—	27,441,406	—	94,055		44,970,445
Craig Abrahams	2020	290,000	2,219,831	18,702,500	8,238,528	5,245,443	—	6,560	(6)	34,702,862
President and Chief Financial Officer	2019	290,000	2,683,980	—	—	3,265,870	—	6,000		6,245,850
Ofer Kinberg	2020	297,176	2,630,331	11,221,500	6,178,896	5,245,443	—	57,467	(7)	25,630,813
Executive General Manager, Social Casino Division	2019	286,155	2,587,110	—	—	3,265,870	—	54,123		6,193,258
Shlomi Aizenberg	2020	262,214	1,815,689	11,221,500	6,178,896	2,621,895	—	53,342	(8)	22,153,536
Executive General Manager, Casual Games Division	2019	252,490	1,759,387	—	—	1,632,421	—	49,689		3,693,987
Michael Cohen	2020	350,000	1,199,642	11,221,500	6,522,168	2,621,895	—	6,560	(6)	21,921,765
Executive Vice President, General Counsel and Secretary	2019	350,000	1,661,706	—	—	1,632,421	—	6,000		3,650,127
____________

(1)    For 2020, amounts in this column reflect payouts pursuant to the named executive officer’s Retention Units under the 2017-2020 Retention Plan for 2020 (which amounts were calculated and paid in U.S. Dollars for all named executive officers). Please see the description of such awards under “Retention Plans” above. Also includes annual bonus payouts for 2020 in the following amounts: Mr. Antokol, $6,000,000; Mr. Abrahams, $319,000; Mr. Kinberg, $729,500; Mr. Aizenberg, $729,500 and Mr. Cohen, $385,000. The foregoing 2020 annual bonus amounts to our named executive officers Messrs. Kinberg and Aizenberg will be paid in NIS and be converted into U.S. Dollars. For purposes of this table we have used the exchange rate of NIS 3.29 : USD $1.00. For 2019, amounts in this column include payouts pursuant to the named executive officer’s Retention Units under the 2017-2020 Retention Plan for 2019 in the following amounts (which amounts were calculated and paid in U.S. Dollars for all named executive officers): Mr. Antokol,

$10,822,745; Mr. Abrahams, $1,893,980; Mr. Kinberg, $1,893,980; Mr. Aizenberg, $1,082,275; and Mr. Cohen, $811,706. Please see the description of such awards under “Retention Plans” above. Also includes payouts under our annual bonus plan for 2019 paid in early 2020 in the following amounts: Mr. Antokol, $5,000,000; Mr. Abrahams, $290,000; Mr. Kinberg, $693,130; Mr. Aizenberg, $677,112; and Mr. Cohen, $350,000. Finally, this column includes a discretionary transaction bonus paid to Messrs. Antokol, Abrahams and Cohen in recognition of their efforts towards our financing activities in 2019 of $1,250,000, $500,000 and $500,000, respectively. The foregoing 2019 annual bonus amounts paid to our named executive officers other than Messrs. Abrahams and Cohen were paid in NIS and were converted into U.S. Dollars for purposes of this table using the exchange rate in effect on the applicable payment date (NIS 3.43 : USD $1.00). Mr. Antokol’s 2019 transaction bonus was paid in NIS and was converted into U.S. Dollars for purposes of this table using the exchange rate in effect on the applicable payment date (NIS 3.48 : USD $1.00).

(2)    Amounts reflect the full grant-date fair value of RSUs and stock options granted during 2020 calculated in accordance with ASC 718, Compensation—Stock Compensation (“ASC 718”), rather than the amounts paid to or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of all RSUs and option awards made to the named executive officers in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ending December 31, 2020, filed with the SEC on February 26, 2021.

(3)    Amounts reflect payouts pursuant to the named executive officer’s Appreciation Units under the 2017-2020 Retention Plan for the applicable fiscal year (which amounts are calculated and paid in U.S. Dollars for all named executive officers). Please see the description of such awards under “Retention Plans” above.

(4)    For 2020 amounts, unless otherwise noted in the footnotes above, the compensation for our named executive officers other than Messrs. Abrahams and Cohen was paid in NIS and have been converted to U.S. Dollars using the average exchange rate for 2020 based on the applicable payment dates of such compensation (NIS 3.44: USD $1). For 2019 amounts, unless otherwise noted in the footnotes above, the compensation for our named executive officers other than Messrs. Abrahams and Cohen was paid in NIS and have been converted to U.S. Dollars using the average exchange rate for 2019 based on the applicable payment dates of such compensation (NIS 3.56 : USD $1).

(5)    Amount reflects (A) a contribution of $7,604 by the company to an Israeli pension fund under Israeli law, (B) a contribution of $10,310 by the company to the executive’s severance fund under Section 14 of the Israeli Severance Pay Law—1963, (C) a contribution of $4,119 by the company to an Israeli educational fund, (D) an annual contribution to a long-term disability insurance of $891, and (E) a contribution of $771 by the company as convalescence pay. Also includes a company-paid cell phone allowance of $367, an annual transportation allowance of $21,280, costs incurred by the company for security services of $232,256, a tax gross-up related to company-paid holiday-related gifts, health insurance, and costs associated with company-paid business meetings that are taxable under Israeli law, as well as his children’s participation in a company-sponsored camp of $2,514, and costs incurred by the company for holiday-related gifts of $350.

(6)    For Messrs. Abrahams and Cohen, amount includes 401(k) matching contributions made by us of $6,000 and a $560 wellness benefit. Neither Mr. Abrahams nor Mr. Cohen received perquisites with a value that exceeded $10,000, in the aggregate, in 2020.

(7)    Amount reflects (A) a contribution of $17,926 by the company to an Israeli pension fund under Israeli law, (B) a contribution of $24,757 by the company to the executive’s severance fund under Section 14 of the Israeli Severance Pay Law—1963, (C) a contribution of $4,119 by the company to an Israeli educational fund, (D) an annual contribution to a long-term disability insurance of $1,839, and (E) a contribution of $771 by the company as convalescence pay. Amount also includes a company-paid cell phone allowance of $136, an annual transportation allowance of $521, a tax gross-up related to company-paid holiday-related gifts, health insurance, and costs associated with company-paid business meetings that are taxable under

Israeli law, as well as his children’s participation in a company-sponsored camp of $3,831, costs incurred by the company for holiday-related gifts of $350, and an annual food allowance of $3,218.

(8)    Amount reflects (A) a contribution of $15,180 by the company to an Israeli pension fund under Israeli law, (B) a contribution of $21,844 by the company to the executive’s severance fund under Section 14 of the Israeli Severance Pay Law—1963, (C) a contribution of $5,444 by the company to an Israeli educational fund, (D) an annual contribution to a long-term disability insurance of $2,213, and (E) a contribution of $771 by the company as convalescence pay. Amount also includes a company-paid cell phone allowance of $236, an annual transportation allowance of $500, a tax gross-up related to company-paid holiday-related gifts, health insurance, and costs associated with company-paid business meetings that are taxable under Israeli law, as well as his children’s participation in a company-sponsored camp of $3,831, costs incurred by the company for holiday-related gifts of $350, and an annual food allowance of $2,973.

Grants of Plan-Based Awards in the Fiscal Year Ended December 31, 2020

The following table provides information relating to grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Stock Awards: Number of Shares or Units (#)(2)	Option Awards: Number of Shares Underlying Options (#)(3)	Exercise or Base Price of Option Awards Per Share ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert Antokol	6/26/20	—	—	—	10,000,000	—	—	187,025,000
	10/08/20	—	—	—	5,854,800	—	—	123,389,910
Craig Abrahams	6/26/20	—	—	—	1,000,000	—	—	18,702,500
	6/26/20	—	—	—	—	960,000	18.71	8,332,800
Ofer Kinberg	6/26/20	—	—	—	600,000	—	—	11,221,500
	6/26/20	—	—	—	—	720,000	18.71	6,249,600
Shlomi Aizenberg	6/26/20	—	—	—	600,000	—	—	11,221,500
	6/26/20	—	—	—	—	720,000	18.71	6,249,600
Michael Cohen	6/26/20	—	—	—	600,000	—	—	11,221,500
	6/26/20	—	—	—	—	760,000	18.71	6,596,800
__________

(1)    Represents awards of Appreciation Units under the Retention Plans. There are no threshold, target or maximum payouts under the Appreciation Units given the final payments in respect of such awards are based on a percentage of our Adjusted EBITDA for the applicable calendar year. For additional detail on these awards, including the vesting terms and accelerated vesting provisions applicable to such awards, please see the description of such awards under “Retention Plans” above. The amounts paid to our named executive officers under the 2017-2020 Retention Plan for 2020 are reflected in the Summary Compensation Table above.

(2)    Amounts reflect the number of RSUs granted in June 2020, each of which was fully vested on the date of grant. The RSUs granted to Mr. Antokol in October 2020 vest over four years, with 25% of the RSUs vesting on each of December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024, subject to Mr. Antokol’s continued service on the applicable vesting date. In addition to any accelerated vesting pursuant to the terms of the 2020 Plan, the RSUs are subject to accelerated vesting as described under “—Equity Compensation.”

(3)    Amounts reflect the number of stock options granted in June 2020, each of which vest over four years, with 25% of the shares subject to the option vesting on each of the first four anniversaries of the grant date, subject to the executive’s continued employment or service on the applicable vesting date. In addition to any accelerated vesting pursuant to the terms of the 2020 Plan, the options granted to the named executive officers are subject to accelerated vesting as described under “—Equity Compensation.”

(4)    Amounts reflect the full grant-date fair value of RSUs and stock options granted during 2020 calculated in accordance with ASC 718. We provide information regarding the assumptions used to calculate the value of all RSUs and option awards made to named executive officers in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ending December 31, 2020, filed with the SEC on February 26, 2021.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information relating to the outstanding equity awards held by our named executive officers at December 31, 2020. Stock awards and option awards were granted pursuant to our 2020 Plan.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
Robert Antokol	10/08/20	—	—	—	—	5,854,800	123,389,910
Craig Abrahams	6/26/20	—	960,000	18.71	6/25/30	—	—
Ofer Kinberg	6/26/20	—	720,000	18.71	6/25/30	—	—
Shlomi Aizenberg	6/26/20	—	720,000	18.71	6/25/30	—	—
Michael Cohen	6/26/20	—	760,000	18.71	6/25/30	—	—
__________

(1)    25% of the shares subject to the option will vest on each of the first four anniversaries of the grant date, subject to the executive’s continued employment or service on the applicable vesting date. In addition to any accelerated vesting pursuant to the terms of the 2020 Plan, the options are subject to accelerated vesting as described under “—Equity Compensation.”

(2)    25% of the RSUs will vest on each of December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024, subject to the executive’s continued service on the applicable vesting date. In addition to any accelerated vesting pursuant to the terms of the 2020 Plan, the RSUs are subject to accelerated vesting as described under “—Equity Compensation.”
(3)    The market value of RSUs that have not vested is calculated by multiplying the number of unvested RSUs outstanding under the award by $21.075, which the Board determined was the fair market value as of September 30, 2020 based on an independent third-party valuation.

Option Exercises and Stock Vested in 2020
The following table shows the number of shares of common stock subject to RSUs that vested during 2020. None of our named executive officers exercised any of their stock options during 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert Antokol	10,000,000	187,025,000
Craig Abrahams	1,000,000	18,702,500
Ofer Kinberg	600,000	11,221,500
Shlomi Aizenberg	600,000	11,221,500
Michael Cohen	600,000	11,221,500
__________

(1)    Represents the fully vested restricted stock units granted to the named executive officers on June 26, 2020. Reflects the amounts realized based on a per share fair market value of $18.71, which the Board determined was the fair market value as of the date of grant based on an independent third party valuation.

Pension and Non-Qualified Deferred Compensation

None of our named executive officers participated in any pension or non-qualified deferred compensation plans during 2020.

Employment Agreements

We are a party to employment agreements with each of Messrs. Antokol, Aizenberg and Kinberg, as described below. Any potential payments and benefits due upon a termination of employment or a change in control under the employment agreements with our named executive officers are quantified below in “—Potential Payments upon Termination or Change in Control.”

Robert Antokol Employment Agreement

In December 2011, we entered into an employment agreement with Robert Antokol, our Chief Executive Officer. The employment agreement, as amended, is not for any specific term and may be terminated by either party upon six months’ prior written notice, or immediately by us for cause.

Pursuant to the employment agreement, Mr. Antokol is entitled to the annual base salary described above, which was increased from time to time. Mr. Antokol is also entitled to a monthly transportation allowance, as required by Israeli law and provided to all full-time Israeli employees on the same basis, and use of a company cell phone. We also make monthly contributions on Mr. Antokol’s behalf to funds administered by financial institutions for certain pension, severance and disability benefits and certain non-obligatory contributions to an education fund for Mr. Antokol, as further described above under “Compensation Discussion and Analysis—Retirement and Other Benefits—Benefits to Israeli Employees.” In the event that Mr. Antokol’s employment is terminated for any reason other than for cause, he will be entitled to receive all amounts accrued in the fund or policy to which the company’s severance contributions were paid during his employment. In addition, in the event we terminate Mr. Antokol’s employment other than for cause, or he resigns for good reason, in each case as defined in his employment agreement, we will be obligated to pay to him a lump sum cash payment equal to six months’ base salary.

Mr. Antokol’s employment agreement is governed by the laws of the State of Israel. In connection with his employment agreement, Mr. Antokol also executed a confidentiality, unfair competition and intellectual property assignment agreement, which contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for a period of 12 months following termination of employment) and confidentiality and assignment of invention covenants.

For purposes of Mr. Antokol’s employment agreement, “cause” means (1) his willful failure to substantially perform his duties or to follow a lawful, reasonable directive from the Board (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered by the

Board which specifically identifies the failure and such failure continues for a reasonable time thereafter, (2) his willful act of fraud, embezzlement or theft, (3) his admission in any court, or conviction of, or plea of nolo contendere to, a felony (excluding offenses with respect traffic violations), (4) a finding that he is unsuitable for a gaming license or that his gaming license should be denied or revoked by the gaming regulatory authorities (5) his willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, provided that such violation or noncompliance resulted in material economic harm to us or our affiliates, or (6) if the Board, in good faith, believes that he is or might be engaged in or is about to be engaged in any activity or activities which could adversely affect our business, after a written demand for substantial performance is delivered to by the Board which specifically identifies such activity and his failure to demonstrate that he is not engaged in such activity.

For purposes of Mr. Antokol’s employment agreement, “good reason” means the occurrence, described in a written notice of termination of employment to us from Mr. Antokol, of any of the following circumstances without his express prior written consent, unless such circumstances are fully corrected to his full satisfaction within 30 days following delivery of such written notice: (1) a reduction by us in his annual base salary or other benefits; (2) our requiring him to be based anywhere more than 60 kilometers from his existing primary business location, (3) our failure to pay him any portion of his compensation within ten days of the date on which such compensation is due, (4) a material diminution of his duties or responsibilities, or (5) our material breach of his employment agreement which is not cured within 30 days following written notice by him to us of such breach.

Employment Agreements with Other Named Executive Officers

In May 2011 and December 2011, we entered into an employment agreement with each of Shlomi Aizenberg, our Executive General Manager, Casual Games Division and Ofer Kinberg, Executive General Manager, Social Casino Division, respectively. Each executive’s employment agreement is not for any specific term and may be terminated by either party upon 30 days’ prior written notice, or immediately by us for cause.

Pursuant to each executive’s employment agreement, Messrs. Aizenberg and Kinberg are entitled to the annual base salary described above, which were increased from time to time. Each executive is also entitled to a monthly transportation allowance, as required by Israeli law and provided to all full-time Israeli employees on the same basis, and use of a company cell phone. We also make monthly contributions on each executive’s behalf to funds administered by financial institutions for certain pension, severance and disability benefits and certain non-obligatory contributions to an education fund for each executive, as further described above under “Compensation Discussion and Analysis—Retirement and Other Benefits—Benefits to Israeli Employees.” In the event that an executive’s employment is terminated for any reason other than for cause, the executive will be entitled to receive all amounts accrued in the executive’s fund or policy to which the company’s severance contributions were paid during his employment, which payment is intended to satisfy the company’s obligations under Section 14 of the Israeli Severance Pay Law—1963.

Each of Messrs. Aizenberg and Kinberg’s employment agreement is governed by the laws of the State of Israel. In connection with their employment agreements, each executive also executed a confidentiality, inventions, non-competition and non-solicitation agreement, which contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for a period of six months (12 months for Mr. Kinberg’s non-competition covenant) following termination of employment) and confidentiality and assignment of invention covenants.

For purposes of Messrs. Aizenberg and Kinberg’s employment agreement, “cause” means (1) his commission of a criminal offense, (2) his breach of duties of trust or loyalty to the company, (3) his material breach of the employment agreement which has not been cured within 15 days after receipt of notice from the company containing a description of such breach, (4) his cause of harm to the company’s business affairs, (5) his breach of any of the provisions of the confidentiality, inventions, non-competition and non-solicitation agreement, and/or (6) circumstances that constitute “cause” or do not entitle him to severance payments under any applicable law and/or under any judicial decision of a competent tribunal.

Potential Payments Upon Termination or Change in Control

The table below quantifies certain compensation and benefits that would have become payable to each of our named executive officers if his or her employment had terminated on December 31, 2020, as a result of each of the termination scenarios described below, or in the event of a change in control of the company on December 31, 2020. The severance funds provided to our Israel-based named executive officers under the third party severance funds to which the company contributes under applicable law, as described above under “—Employment Agreements,” are not included in the table below as those benefits are provided on a non-discriminatory basis to all Israel-based employees.

				Payout of Retention Units($)(4)	Payout of Appreciation Units ($)(5)
Named Executive Officer	Termination Scenario	Cash Severance ($)(1)	RSU Acceleration ($)(2)	Stock Option Acceleration ($)(3)	2021-2024 Retention Plan	2021-2024 Retention Plan	Tax Gross-Up ($)(6)	Total ($)
Robert Antokol	Termination without Cause or Resignation for Good Reason	186,117	123,389,910	—	49,833,887	75,767,202	—	249,177,116
	Change in Control	—	123,389,910	—	49,833,887	206,200,001	—	379,423,798
	Death or Disability	—	123,389,910	—	49,833,887	75,767,202	—	248,990,999
Craig Abrahams	Termination without Cause or Resignation for Good Reason	—	—	1,138,800	7,751,938	14,554,351	—	23,445,089
	Change in Control	—	—	2,277,600	7,751,938	39,609,582	—	49,639,120
	Death or Disability	—	—	1,138,800	7,751,938	14,554,351	—	23,445,089
Ofer Kinberg	Termination without Cause or Resignation for Good Reason	—	—	854,100	7,751,938	14,554,351	—	23,160,389
	Change in Control		—	1,708,200	7,751,938	39,609,582	—	49,069,720
	Death or Disability	—	—	854,100	7,751,938	14,554,351	—	23,160,389
Shlomi Aizenberg	Termination without Cause or Resignation for Good Reason	—	—	854,100	7,751,938	14,554,351	—	23,160,389
	Change in Control	—	—	1,708,200	7,751,938	39,609,582	—	49,069,720
	Death or Disability	—	—	854,100	7,751,938	14,554,351	—	23,160,389
Michael Cohen	Termination without Cause or Resignation for Good Reason	—	—	901,550	3,875,969	7,277,175	—	12,054,694
	Change in Control	—	—	1,803,100	3,875,969	19,804,791	12,262,635	37,746,495
	Death or Disability	—	—	901,550	3,875,969	7,277,175	—	12,054,694
__________

(1)    Represents six months base salary for Mr. Antokol payable upon our termination of his employment other than for cause or his resignation for good reason under his employment agreement, payable in a lump sum. The amount reflected in this column is based on Mr. Antokol’s base salary for 2020 as reflected in the Summary Compensation Table.

(2)    Represents the aggregate value of the accelerated vesting of the RSU awards granted to Mr. Antokol in October 2020, calculated by multiplying the fair market value of our common stock by the number of RSUs, the vesting of which accelerates in connection with the applicable triggering event. The RSUs will vest on an accelerated basis as follows: (a) in the event of Mr. Antokol’s termination by us without “cause” or his resignation for “good reason” (each as defined in the 2020 Plan), (b) in the event of his death, (c) in the event of his disability, or (d) upon a change in control (as defined in the 2020 Plan), subject (in the case of clauses (a) through (c)) to the execution by Mr. Antokol and the effectiveness of a general release of claims in a form reasonably acceptable to us. The value in the table above assumes a fair market value per share of $21.01, which the Board determined was the fair market value as of September 30, 2020 based on an independent third-party valuation.

(3)    The value attributable to the accelerated options represents the excess of the fair market value of our common stock over the exercise price of the unvested options ($18.71 per share) the vesting of which accelerates in connection with the specified event. The options granted to the named executive officers will vest on an accelerated basis as follows: (a) in the event of the executive’s Qualifying Termination, such number of shares subject to the option will vest on the date of such Qualifying Termination as is equal to the number of shares subject to the option that are scheduled to vest on or prior to the first anniversary of the executive’s termination (provided, however, that in the event such termination occurs prior to the date on which 50% of the shares subject to the option are vested, in no event shall less than 50% of the shares subject to the option be vested as a result of such Qualifying Termination after giving effect to the acceleration pursuant to this clause (a)); and (b) in the event of an executive’s Qualifying Termination within three months prior to, on, or after a change in control (as defined in the 2020 Plan), all of the shares subject to the option shall vest on the later of (1) the date of such Qualifying Termination or (2) the date of such change in control, in each case, subject to the execution by the executive and the effectiveness of a general release of claims in a form reasonably acceptable to us. The value in the table above assumes a fair market value per share of $21.01, which the Board determined was the fair market value as of September 30, 2020 based on an independent third-party valuation.

(4)    Represents the expected amounts payable in respect of each named executive officer’s Retention Units upon the applicable triggering event. In the event of a named executive officer’s death or disability, or termination without cause or resignation for good reason, in each case prior to a change in control, a named executive officer will receive a payment equal to his proportionate share of any unpaid portion of the aggregate retention pool for any year not yet completed under the 2021-2024 Retention Plan in a lump sum within 60 days following such termination. Upon a change in control occurring on December 31, 2020, provided a named executive officer had not experienced a termination of employment prior to such date, a named executive officer would receive a payment equal to his proportionate share of any unpaid portion of the retention pool under the 2021-2024 Retention Plan in a lump sum within 30 days following such change in control. The named executive officers vested in the payments for 2020 in respect of their Retention Units under the 2017-2020 Retention Plan on December 31, 2020, so those amounts are not included in the table above. We have calculated each named executive officer’s expected payments in respect of his Retention Units based on the number of expected outstanding Retention Units under the 2021-2024 Retention Plan as of December 31, 2020 that would have been eligible for payment on such date under the circumstances described in the table. The named executive officers must comply with a one-year non-compete provision and execute a release of claims in order to receive the foregoing 2021-2024 Retention Plan benefits. The final performance period under the 2017-2020 Retention Plan ended on December 31, 2020.

(5)    Represents the amounts payable in respect of each named executive officer’s Appreciation Units upon the applicable triggering event. In the event of a named executive officer’s death or disability, or termination without cause or resignation for good reason, in each case prior to a change in control, a named executive officer will remain eligible to receive payments in respect of his or her Appreciation Units in accordance with the terms of the 2021-2024 Retention Plan for any year not yet completed. With respect to the value of the Appreciation Units under the 2021-2024 Retention Plan payable in the event of a named executive officer’s death or disability, or termination without cause or resignation for good reason, in each case prior to a change in control, since the 2017-2020 Retention Plan Adjusted EBITDA for 2020 is not yet determinable, the amount reflected in the table above was calculated by assuming that 2021-2024 Retention Plan Adjusted EBITDA for purposes of the 2021-2024 Retention Plan for each of 2021, 2022, 2023 and 2024 is equal to the 2017-2020 Retention Plan Adjusted EBITDA for 2019 ($731,000,000) multiplied by 14%, 14.5%, 15% and 15%, respectively, less $25,000,000 in each case, and that the outstanding number of Appreciation Units eligible for payment remains unchanged from the number of units outstanding at December 31, 2020, although the payments ultimately paid to the named executive officers for 2021, 2022, 2023 and 2024 would be based on the final appreciation pool for such year and the units eligible for payment at the end of the applicable year.

Upon a change in control occurring on December 31, 2020, provided a named executive officer had not experienced a termination of employment prior to such date, a named executive officer would have received a payout of his or her proportionate share of the change in control appreciation pool determined under the 2021-2024 Retention Plan in a lump sum within 30 days following such change in control.

The named executive officers vested in the payments for 2020 in respect of their Appreciation Units under the 2017-2020 Retention Plan on December 31, 2020, so those amounts are not included in the table above. We have calculated each named executive officer’s payments in respect of his Appreciation Units based on the number of outstanding Appreciation Units under the 2021-2024 Retention Plan as of December 31, 2020 that were eligible for payment on such date under the circumstances described in the table.

For purposes of this table, with respect to the value of the Appreciation Units granted payable upon a change in control occurring on December 31, 2020, the change in control appreciation pool under the 2021-2024 Retention Plan was calculated assuming a transaction value in such change in control of $8,263,806,300, which represents the fair market value of the company as of September 30, 2020 ($8,261,400,000), as determined by an independent third party valuation, plus outstanding debt on September 30, 2020 ($2,406,300).

The final performance period under the 2017-2020 Retention Plan ended on December 31, 2020. The 2021-2024 Retention Plan consists of four one-year performance periods, the last of which will end on December 31, 2024. In October 2020, 43,000 Appreciation Units held by Mr. Antokol under the 2021-2024 Retention Plan were cancelled.

(6)    Upon a change in control, certain payments made to Messrs. Abrahams and Cohen under the Retention Plans could be subject to the excise tax imposed on “excess parachute payments” by the Internal Revenue Code. Pursuant to their award agreements under the 2021-2024 Retention Plan, Messrs. Abrahams and Cohen are eligible for reimbursement for a gross-up payment for any excise taxes payable pursuant to Sections 280G and 4999 of the Internal Revenue Code arising as a result of the receipt of benefits and payments under the 2021-2024 Retention Plan (and any federal, state and local taxes applicable to such gross-up payment (including any penalties and interest)). For Messrs. Abrahams and Cohen, this column includes the estimated amount of reimbursement for excise taxes payable pursuant to Sections 280G and 4999 of the Internal Revenue Code arising as a result of the receipt of benefits and payments under the 2021-2024 Retention Plan as a result of the applicable triggering event, and such estimated amount is based on the assumptions noted above for the expected amounts payable in respect of Messrs. Abrahams and Cohen’s Appreciation Units upon the applicable triggering event. The estimates of “excess parachute payments” for purposes of these calculations do not take into account any mitigation for payments which could be shown (under the facts and circumstances) not to be contingent on a change in control or for any payments being made in consideration of noncompetition agreements or as reasonable compensation. Based on the assumptions noted above, Mr. Abrahams would not be subject to an excise tax payable pursuant to Sections 280G and 4999 of the Internal Revenue Code arising as a result of the receipt of benefits and payments under the 2021-2024 Retention Plan as a result of the applicable triggering event occurring on December 31, 2020.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Playtika Holding Corp. (“Playtika”) has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2021 Annual Meeting of Stockholders and in Playtika’s 2020 Annual Report on Form 10-K.

Submitted on April 22, 2021 by the members of the Compensation Committee of Playtika’s Board of Directors.

Tian Lin, Chair
Wei Liu
Bing Yuan

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the same by reference.

Related Party Transactions

Related Party Transactions

In addition to the equity and other compensation, termination, change in control and other arrangements discussed elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2020 and each currently proposed transaction which:

•we have been or are to be a participant;
•the amount involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Equity Plan Stockholders Agreement

We are party to an equity plan stockholders agreement with our controlling stockholder Playtika Holding UK II Limited, Alpha Frontier Limited, Giant Network Group Co., Ltd., Giant Investment Co., Ltd., Playtika Holding UK Limited, Chongqing Cibi, Hazlet Global Limited and Equal Sino Limited, as well as Mr. Antokol, Chief Executive Officer and Chairperson of the Board, Mr. Abrahams, our President and Chief Financial Officer, Mr. Cohen, our Executive Vice President, General Counsel and Corporate Secretary, Mr. Holtzer, our Chief Technology Officer, Mr. Kinberg, our Executive General Manager, Social Casino Division, Mr. Aizenberg, our Executive General Manager, Casual Games Division, Mr. Korczak, our Chief Marketing Officer, and Ms. Yehudai, our Senior Vice President Global Human Resources, and certain other non-executive officer members of management of the Company (such, individuals, the “Employee Stockholders”), 8th Wonder Corporation (“8th Wonder”) and Hotlink Investment Limited (“Hotlink”). The equity plan stockholders agreement provides for certain “piggyback” registration rights for the benefit of each the Employee Stockholders, Hotlink and 8th Wonder, which expire on January 14, 2026. In addition, under the equity plan stockholders agreement, each Employee Stockholder granted an irrevocable proxy to Giant Network Group Co., Ltd. or its designee to vote all of such Employee Stockholders’ shares of our common stock at any meeting of the Company’s stockholders, which expires until the first date on which Giant Network Group Co., Ltd. and its affiliates collectively cease to beneficially own shares representing more than forty percent (40%) of the combined voting power of the issued and outstanding shares of common stock.

Employment Agreement with Related Person

Our Chief Executive Officer and Chairperson of the Board’s brother-in-law is employed by our subsidiary, Playtika Ltd. Mr. Antokol’s brother-in-law earned total compensation of $260k in 2020. Total compensation includes salary and bonus. The compensation of Mr. Antokol’s brother-in-law is consistent with that of other employees with equivalent qualifications and responsibilities and holding similar positions.

Policies and Procedures for Related Party Transactions

The Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock, as of April 12, 2021, by:

•each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;

•each of our named executive officers;

•each of our directors; and

•all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to the terms of the equity plan stockholders agreement and any applicable community property laws.

Percentage ownership of our common stock is based on 409,604,218 shares of our common stock outstanding as of April 12, 2021. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or that will become exercisable within 60 days of April 12, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless noted otherwise, the address of each beneficial owner is c/o Playtika Ltd. HaChoshlim St 8, Herzliya Pituarch, Israel.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Playtika Holding UK II Limited(1)	212,204,935	51.8%
Hazlet Global Limited(1)	22,578,059	5.5%
On Chau(2)	81,810,506	20.0%
Directors and Named Executive Officers
Robert Antokol	10,000,000	2.4%
Marc Beilinson	9,259	*
Tian Lin	—	—
Wei Liu	—	—
Bing Yuan	9,259	*
Craig Abrahams	473,200	*
Ofer Kinberg	600,000	*
Shlomi Aizenberg	600,000	*
Michael Cohen	284,000	*
All directors and executive officers as a group (12 persons)	11,975,718	2.9%
*    Less than 1%

(1)    As reported on a Schedule 13D filed with the SEC on April 6, 2021, Playtika Holding UK II Limited, a company incorporated in England and Wales (“PHUKII”), directly owns 212,204,935 shares of common stock of the Company and Hazlet Global Limited, a British Virgin Islands company (“Hazlet”), directly owns 22,578,059 shares of common stock of the Company. PHUKII is wholly owned by Alpha Frontier Limited, a Cayman Islands company (“Alpha”). Chongqing Cibi Business Information Consultancy Co., Ltd., a People’s Republic of China company (“Chongqing”), owns a 69.61% interest in the ordinary shares of PHUKII owned by Alpha. 100% of the economic rights of Chongqing are wholly owned by Shanghai Jukun Network Technology Co., Ltd., a People’s Republic of China company (“Shanghai Jukun”). Giant Network Group Co., Ltd, a People’s Republic of China company (“Giant”), directly and indirectly owns 48.9% of the economic interests of Shanghai Jukun. Giant Investment Co., Ltd., a People’s Republic of China company (“Giant Investment”), owns 51.0% of the economic interests of Shanghai Jukun and 27.87% of the economic interests of Giant through its wholly owned subsidiary Shanghai Giant Investment Management Co., Ltd. Yuzhu Shi owns 97.86% of the economic interests of Giant Investment and indirectly owns a 73.46% interest in the ordinary shares of PHUKII owned by Alpha through Giant Investment and entities controlled by it and may be deemed to beneficially own all of the shares owned by PHUKII. Hazlet owns a 26.54% interest in the ordinary shares of PHUKII owned by Alpha, in addition to the 22,578,059 shares it directly owns. 3,700,400 of the shares owned by Hazlet are for the economic benefit of certain non-affiliated entities, but Hazlet retains voting rights over such shares. All of the economic interests of Alpha and 18,877,659 of the shares held directly by Hazlet are in turn owned by Equal Sino Limited, a British Virgin Islands company (“Equal Sino”), which is in turn wholly owned by Jing Shi, Yuzhu Shi’s daughter. In addition, Giant further has the right to vote an additional 13,067,200 shares held by certain stockholders of the Company that received equity of the Company pursuant to the 2020 Plan. Each of PHUKII, Alpha, Chongqing and Shanghai Jukun share voting and dispositive power of 212,204,935 shares. Giant shares voting power of 85,449,142 shares and shares dispositive power of 72,381,942 shares. Each of Giant Investment and Mr. Shi share voting power of 225,272,135 shares and share dispositive power of 212,204,935 shares. Each of Hazlet, Equal Sino and Ms. Shi share voting power of 78,898,790 shares and share dispositive power of 75,198,390 shares. The address of the principal business office of each of PHUKII, Alpha, Chongqing, Shanghai Jukun, Giant, Giant Investment, Hazlet, Equal Sino, Mr. Shi and Ms. Shi is 988 Zhonkai road, Sonjiang District Shanghai, China 200160.

(2)     As reported on a Schedule 13G filed with the SEC on January 27, 2021, On Chau beneficially owns 81,810,506 shares of common stock of the Company, comprised of (i) 40,905,253 shares of common stock owned by 8th Wonder Corporation, a British Virgin Islands company (“8th Wonder”), and (ii) 40,905,253 shares of common stock owned by Hotlink Investment Limited, a British Virgin Islands company (“Hotlink”). 8th Wonder is 100% owned by Trustworthy Group Ltd., a British Virgin Islands company (“Trustworthy”). Ms. On Chau is the sole shareholder of Trustworthy, and she holds all voting and investment powers of 8th Wonder and its assets. Hotlink is 100% owned by Infinite Bandwidth Limited, a British Virgin Islands company (“Infinite Bandwidth”). Ms. On Chau is the sole shareholder of Infinite Bandwidth, and she holds all voting and investment powers of Hotlink and its assets. The address for On Chau is Rm 2506, Pacific Place Apartments, Pacific Place, 88 Queensway, Central, Hong Kong. The address of each of 8th Wonder and Hotlink is c/o Max Hua, 21st Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Central, Hong Kong. The address for each of Trustworthy and Infinite Bandwidth is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

Equity Compensation Plan Information as of December 31, 2020

The following table summarizes information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans, as of December 31, 2020:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category(1)	(a)		(b)	(c)
Equity compensation plans approved by security holders	13,944,800	(2)	$18.71	842,800	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	13,944,800		$18.71	842,800

(1)    Consists of the 2020 Incentive Award Plan.
(2)    Represents (i) 8,000,000 shares of common stock that were subject to awards of options, and (ii) 5,944,800 shares of common stock that were subject to awards of unvested RSUs.
(3)    As of December 31, 2020, 842,800 shares of common stock remained available for issuance under our 2020 Incentive Award Plan. Our Employee Stock Purchase Plan became effective in January 2021 in connection with our initial public offering and is not included in the table above.

Audit Related Matters

Annual Review of Independent Registered Public Accounting Firm

In connection with its oversight responsibilities, the Audit Committee assesses the performance of our independent registered public accounting firm on an annual basis. In conducting its assessment, the Audit Committee considers various audit quality indicators including firm reputation, support, competency and service by the engagement team, including industry expertise, management’s input as to the firm’s technical expertise and knowledge; and quality and breadth of services provided relative to the cost of those services.

The results of this assessment were taken into consideration when determining whether to reappoint Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, for the year ending December 31, 2021. Based on its evaluation, the Audit Committee believes that the continued retention of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, to serve as our independent registered public accounting firm is in the best interests of the company.

Fees Paid to Independent Registered Public Accounting Firm

The fees billed to us for the years ended December 31, 2020 and 2019 by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, are as follows:

	2020	2019
Audit Fees(1)	$2,622,970	$1,153,941
Audit-Related Fees	—	12,974
Tax Fees	1,359,093	1,698,980
Other Fees	31,384	28,541
Total	$4,013,447	$2,894,436

(1)    Audit fees represent the aggregate fees billed to us by EY, for professional services rendered for the audit of our annual consolidated financial statements, and for the reviews of our consolidated financial statements for each applicable fiscal quarter. This category also includes fees for services incurred in connection with our initial public offering.

Pre-approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee has the sole authority and responsibility to pre-approve all audit and permitted non-audit services to be provided to the company. Pursuant to its charter, the Audit Committee has established pre-approval policies and procedures for permitted non-audit services. The Audit Committee considers each engagement on a case-by-case basis according to certain required criteria, including the skill set necessary for the engagement and ensuring the engagement should not involve work that would result in our registered public accounting firm eventually auditing its own work. The Audit Committee is regularly updated on the status of all outstanding engagements. If we anticipate that the fees for specific engagements may exceed the amount initially approved by the Audit Committee, the Audit Committee will consider proposals to increase the fees for such engagements on a case-by-case basis. All of the services performed by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, in 2020 were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures.

Audit Committee Report

The primary role of the Audit Committee is to appoint, retain, and oversee our independent registered public accounting firm, which is currently Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, and to oversee the Company’s financial reporting process on behalf of the Board. The Audit Committee’s roles and responsibilities are more fully described in its charter, which is available in the investors section of our corporate website at www.playtika.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.

1.The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2020 with management of Playtika and Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

2.The Audit Committee has discussed with Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

3.The Audit Committee has received and reviewed the written disclosures and the letter from Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, required by the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning the accountant’s independence, and has discussed with Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, its independence from Playtika and its management. The Audit Committee has also considered whether Kost Forer Gabbay & Kasierer’s preparation of tax returns, tax consulting services, and other non-audit services to Playtika is compatible with maintaining its independence.

Based on the review of the Audit Committee and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Playtika’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Submitted on April 22, 2021 by the members of the Audit Committee of Playtika’s Board of Directors.

Marc Beilinson, Chair
Tian Lin
Bing Yuan

The above report of the Audit Committee will not be deemed to be incorporated by reference into any filing by the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Playtika specifically incorporates the same by reference.

Frequently Asked Questions

When is the Annual Meeting?

The Annual Meeting will be held on Wednesday, June 9, 2021 at 9:00 a.m. Pacific Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted via live audio webcast at www.proxydocs.com/PLTK.

How do I attend the Annual Meeting?

To attend the virtual Annual Meeting, log in at www.proxydocs.com/PLTK and register in advance. Following registration, you will receive instructions regarding virtual attendance at the Annual Meeting and how to vote your shares at the Annual Meeting, along with your unique link to attend the Annual Meeting, via email. Stockholders will need their unique control number which appears on the Notice (printed in the shaded box) and the instructions that accompanied the Proxy Materials. If your shares of common stock are held by a bank, broker or other holder of record, and you do not have a control number, please contact your broker, bank, or other holder of record as soon as possible, so that you can be provided with a control number and register to gain access to the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders as of the close of business on the record date, April 12, 2021, will consider and vote upon:

•The election of five director nominees named in this Proxy Statement to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify;
•The ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•A non-binding advisory proposal to approve the compensation of our named executive officers as described in this Proxy Statement (also known as the “say-on-pay” vote);
•A non-binding advisory vote to approve the frequency of future non-binding advisory votes by stockholders on the compensation of our named executive officers (also known as the “frequency” vote); and
•The transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 12, 2021 are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that date, there were 409,604,218 shares of common stock outstanding and entitled to vote. Each outstanding share of our common stock is entitled to one vote on each matter properly brought before the Annual Meeting or any postponement or adjournment thereof.

How will I receive my Proxy Materials for the Annual Meeting?

Beginning on or about April 28, 2021, Proxy Materials (including the Proxy Statement, proxy card, and Annual Report) for the Annual Meeting will be sent via e-mail or mail to our stockholders of record in accordance with their preference if indicated previously. If a preference has not been specified, we will either mail to those stockholders our Proxy Materials or a Notice of Availability of Proxy Materials (the “Notice”) which contains instructions on how to access our materials by mail, e-mail, or on the Internet.

In accordance with the SEC notice and access rule, the Notice allows us to provide our stockholders with the information they need to vote through various means, while lowering the costs of print and delivery and reducing the environmental impact of the Annual Meeting. The Notice is not a proxy and may not be used to authorize a proxy to vote your shares. If you receive a Notice this year, you will not receive paper copies of the Proxy Materials unless you request the materials by following the instructions on the Notice or by accessing the website identified on the Notice.

What is the difference between holding shares as a stockholder of record or as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock & Transfer Company, LLC, you are considered a “stockholder of record.” This year we have engaged the services of Mediant Communications Inc. to mail our Proxy Materials or Notice to our registered holders.

If your shares are held by a bank, in a brokerage account, or other holder of record, you are considered a “beneficial owner” of shares held in street name. The Proxy Materials or Notice may be forwarded to you by your bank, broker, or other holder of record. As the beneficial owner, you have the right to direct your bank, broker, or other holder of record on how to vote your shares by following their instructions for authorizing your proxy.

Is it necessary to vote if my shares are held in my brokerage account?

It is important to vote your shares even if your shares are held in a brokerage account. Otherwise, your shares may not be voted on certain matters unless you provide voting instructions to your bank, broker or other holder of record. If you are unsure, please vote your shares using the voting information provided.

How do I vote?

You may vote or authorize a proxy to vote using any of the following methods:

By Internet

Authorize a proxy to vote your shares via the website www.proxypush.com/PLTK, which is available 24 hours per day until the start of the Annual Meeting. In order to authorize your proxy, you will need to have available the control number that appears on the voting instructions included in the Proxy Materials that you received. If you authorize your proxy via the Internet, you do not need to return your proxy or voting instruction card.

By Telephone

Authorize a proxy to vote your shares by calling toll-free at 844-311-3915, 24 hours per day until the start of the Annual Meeting. When you call, please have the voting instructions in hand that accompanied the Proxy Materials you received, along with the control number that appears therein. Follow the series of prompts to instruct your proxy how to vote your shares. If you authorize your proxy by telephone, you do not need to return your proxy or voting instruction card.

By Mail

If you received and/or requested via the Notice a printed set of the Proxy Materials (including the Proxy Statement, proxy card, and Annual Report), authorize a proxy to vote your shares by completing, signing, and returning the proxy in the prepaid envelope provided.

Virtual Meeting Access

Vote your shares by logging onto and voting at the virtual Annual Meeting at www.proxydocs.com/PLTK by following the instructions provided to you via email after completing the registration procedures described on the website. Please note that you must register on the website in advance of the Annual Meeting to be able to attend and vote your shares. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as your representative. If you are a beneficial owner of shares, you will need your unique control number, which appears on the instructions that accompanied the Proxy Materials.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote your shares as follows:

•Proposal 1: FOR the election to the Board of the five nominees listed in this Proxy Statement;
•Proposal 2: FOR the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•Proposal 3: FOR the say-on-pay vote; and
•Proposal 4: ONE YEAR on the frequency of future advisory votes.

What happens if I do not indicate my voting preferences?

If you are a stockholder of record and you sign and submit your proxy card or authorize your proxy by telephone or Internet, but do not indicate your voting preferences, the persons named in the proxy will vote the shares represented by that proxy consistent with the recommendations of the Board, which are as follows:

•Proposal 1: FOR the election to the Board of the five nominees listed in this Proxy Statement;
•Proposal 2: FOR the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•Proposal 3: FOR the say-on-pay vote; and
•Proposal 4: ONE YEAR on the frequency of future advisory votes.

On any other matters that may properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by that proxy in their discretion.

If you hold your shares through a broker and do not instruct your broker on how to vote your shares, your broker is not permitted to vote your shares on “non-routine” matters, including the election of directors, the say-on-pay vote and the frequency vote, but is permitted to vote your shares on “routine” matters, including the proposal regarding ratification of the appointment of our auditor.

May I change my vote after I submit my proxy?

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by doing one of the following:

•delivering to our Corporate Secretary a written notice of revocation (the contact information for our Corporate Secretary is provided below);
•signing and returning to our Corporate Secretary a proxy bearing a later date;
•authorizing another proxy by telephone or on the Internet (your most recent telephone or Internet authorization will be used); or
•logging onto and voting at the virtual Annual Meeting.

If your shares are held in the name of a broker, bank, or other holder of record, you may change your voting instructions by following the instructions provided by your broker, bank, or other holder of record.

Your attendance at the virtual Annual Meeting will not by itself be sufficient to revoke a proxy unless you log onto and vote at the virtual Annual Meeting or give written notice of revocation to our Corporate Secretary before the polls are closed. Any written notice revoking a proxy should be sent to Michael Cohen, our Corporate Secretary, at our corporate offices at c/o Playtika Ltd., HaChoshlim St 8, Herzliya Pituarch, Israel, Attn: Corporate Secretary.

What are the quorum and voting requirements on the four proposals mentioned in this Proxy Statement?

The presence in person or by proxy of the number of shares of our common stock representing a majority in voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting on any matter will constitute a quorum. Shares are considered “in person” if voted by the holder of those shares during the virtual Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. A “broker non-vote” occurs when there are both routine and non-routine matters on the proxy card, and the broker marks a vote on the routine matter (either as instructed by the client or, if not instructed, in the broker’s discretion) and crosses out those non-routine matters on which it has no voting authority without the client’s instruction.

The following outlines the vote required and the effect of abstentions and broker non-votes for each proposal at the Annual Meeting:

•Proposal 1 relates to the election of the director nominees. Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that, since stockholders will be electing five directors, the five director nominees receiving the highest number of votes “FOR” will be elected. You may either vote “FOR,” or to “WITHHOLD” a vote from, each nominee for the Board. Brokers do not have discretionary authority to vote your shares for director nominees. An abstention or a broker non-vote will not count as a vote cast “FOR” or to “WITHHOLD” a vote from, a nominee’s election and thus will have no effect in determining whether a director nominee has received a plurality of the votes cast.

•The affirmative vote of the holders of the majority of the shares present and entitled to vote is required for approval of Proposal 2 (Ratification of Appointment of Independent Auditors). You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2. An abstention will have no effect on the outcome of the vote. Broker non-votes are not expected to result from this proposal since as a beneficial owner, your bank, broker, or other holder of record is permitted to vote your shares even if the broker does not receive voting instructions from you.

•The affirmative vote of the holders of the majority of the shares present and entitled to vote is required for approval of Proposal 3 (Say-On-Pay Vote). You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 3. An abstention or a broker non-vote will not count as a vote cast and thus will have no effect on the outcome of the vote. Brokers do not have discretionary authority to vote your shares for the say-on-pay vote.

•The affirmative vote of the holders of the majority of the shares present and entitled to vote is required for approval of Proposal 4 (Frequency Vote). You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” on Proposal 4. If none of the alternatives in this proposal (one year, two years or three years) receives a majority vote, we will consider the alternative with the highest number of votes cast to be the frequency that has been approved pursuant to the advisory vote of the stockholders. An abstention or a broker non-vote will not count as a vote cast and thus will have no effect on the outcome of the vote. Brokers do not have discretionary authority to vote your shares for the frequency vote.

Will any other business be conducted during the Annual Meeting?

The Board does not know of any matters to be presented during the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the discretion of the person or persons voting the proxies. If you are a beneficial owner, your bank, broker, or other holder of record may not vote your shares on any contested stockholder proposal without instructions from you.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent convening or resumption of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the Annual Meeting as originally convened (except for any proxies that have effectively been revoked or withdrawn).

Who will count the vote?

Representatives of Mediant Communications Inc. will tabulate the votes and act as inspector of election.

May I access the Notice of Annual Meeting, Proxy Statement and Annual Report on the Internet?

Prior to the day of the Annual Meeting, this Proxy Statement (which includes the Notice of Annual Meeting) and our 2020 Annual Report are available in the investors section of our corporate website at www.playtika.com. You may also view these materials at www.proxydocs.com/PLTK.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies from our stockholders. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, Internet, or otherwise. These directors, officers, and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our common stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners for their reasonable expenses incurred in forwarding such materials.

Stockholders who authorize their proxies through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and these costs must be borne by the stockholder.

Stockholder Proposals for our 2022
Annual Meeting

In order for a stockholder proposal otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our Proxy Statement for our 2022 annual meeting of stockholders, it must be received by us at our principal office, Playtika Ltd., HaChoshlim St 8, Herzliya Pituarch, Israel, Attn: Corporate Secretary, on or before December 29, 2021.

For an eligible stockholder or group of stockholders to bring business (including director nominations) at our 2022 annual meeting of stockholders pursuant to our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws and deliver the proposal to our Corporate Secretary between February 9, 2022 and March 11, 2022 in order for such proposal to be considered timely. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates. For additional requirements, a stockholder may refer to our current Bylaws, a copy of which may be obtained from our Corporate Secretary upon request and without charge. See “Communications with the Board” for contact information. If we do not receive timely notice pursuant to our Bylaws, the proposal will be excluded from consideration at the meeting.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. When used in this Proxy Statement, the words “estimated”, “anticipated”, “expect”, “believe”, “intend” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of strategy, plans or intentions of management. Forward-looking statements are subject to risks, uncertainties, and assumptions about Playtika, and future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Proxy Statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.

Householding of Proxy Materials

SEC rules permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders that are our stockholders will be householding our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and annual report, please notify your bank or broker and direct your written request to Investor Relations, at ir@playtika.com. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Compensation Committee Report and Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such reports be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our Proxy Statement, Notice of Annual Meeting and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

By Order of the Board of Directors,
/s/ Michael Cohen
Michael Cohen
Executive Vice President, General Counsel and
Corporate Secretary
April 28, 2021

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

Playtika

PLAYTIKA HOLDING CORP.
P.O. BOX 8016, CARY, NC 27512-9903

INTERNET:
- Before the Meeting: go to **www.proxypush.com/PLTK**
- Cast your vote online at anytime before the start of the meeting
- Have your Proxy Card ready
- Follow the simple instructions to record your vote

PHONE Call **1-844-311-3915**
- Use any touch-tone telephone, at anytime before the start of the meeting.
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Playtika Holding Corp.

Annual Meeting of Stockholders

For Stockholders as of record on April 12, 2021

TIME: Wednesday, June 09, 2021 09:00 AM, Pacific Time
PLACE: Please attend virtually at www.proxydocs.com/PLTK

This proxy is being solicited on behalf of the Board of Directors of Playtika Holding Corp. for exercise at the Annual Meeting of Stockholders on June 9, 2021 (the "Annual Meeting")

In signing this proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement related to the Annual Meeting, each of which are incorporated by reference, revokes all prior proxies given with respect to the Annual Meeting and appoints Michael Cohen and Craig Abrahams (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Playtika Holding Corp. which the undersigned is entitled to vote at the Annual Meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THIS PROXY OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. The Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof in their sole discretion.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Playtika Holding Corp.

Annual Meeting of Stockholders

Please make your marks like this: [X] Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTORS IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "ONE YEAR" FOR PROPOSAL 4.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	The election of the five directors named in the accompanying proxy statement to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified.	FOR	WITHHOLD			
	1.01 Robert Antokol	☐	☐			FOR
	1.02 Marc Beilinson	☐	☐			FOR
	1.03 Tian Lin	☐	☐			FOR
	1.04 Wei Liu	☐	☐			FOR
	1.05 Bing Yuan	☐	☐			FOR
		FOR	AGAINST	ABSTAIN		
2.	The ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐		FOR
3.	A non-binding advisory proposal to approve the compensation of our named executive officers as described in the accompanying proxy statement.	☐	☐	☐		FOR
		1 YEAR	2 YEARS	3 YEARS	ABSTAIN	
4.	A non-binding advisory vote to approve the frequency of future non-binding advisory votes by stockholders on the compensation of our named executive officers.	☐	☐	☐	☐	1 YEAR

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AS INDICATED ABOVE. THE VOTES YOU ARE ENTITLED TO CAST WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THE PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED.

You must register to attend the meeting online and/or participate at www.proxydocs.com/PLTK

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint Owners should each sign personally. All holders must sign. If an owner is a corporation or partnership, please sign with the full name of such entity by an authorized office, and include his or her name and title.

Signature (and Title if applicable) Date

Signature (if held jointly) Date